                                                Filed Pursuant to Rule 424(b)(2)
                                                   Registration Number 333-62301

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 23, 1998)

                           $302,476,007 (APPROXIMATE)

                NATIONSBANC MONTGOMERY FUNDING CORP., DEPOSITOR

          NATIONSBANC MORTGAGE CORPORATION, SELLER AND MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-4

    Principal and/or interest payable monthly, beginning December 28, 1998.

THE NMFC SERIES 1998-4 TRUST FUND WILL ISSUE THE FOLLOWING CERTIFICATES WHICH ARE OFFERED BY THIS PROSPECTUS SUPPLEMENT:

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
            INITIAL           PRINCIPAL        PASS-THROUGH      INTEREST         LAST SCHEDULED      S&P/FITCH
CLASS     BALANCE(1)           TYPE(2)             RATE          TYPE(2)       DISTRIBUTION DATE(3)   RATING(4)
---------------------------------------------------------------------------------------------------------------
A-1     $248,700,000.00   Senior/Sequential        6.25%          Fixed          March 25, 2028       AAA/AAA
---------------------------------------------------------------------------------------------------------------
A-2     $ 12,808,500.00   Senior/Sequential        6.25%          Fixed         October 25, 2028      AAA/AAA
---------------------------------------------------------------------------------------------------------------
A-3     $ 30,400,000.00     Senior/Lockout         6.25%          Fixed         October 25, 2028      AAA/AAA
---------------------------------------------------------------------------------------------------------------
A-PO    $     47,826.00   Senior/Ratio Strip        (5)       Principal-Only    October 25, 2028      AAAr/AAA
---------------------------------------------------------------------------------------------------------------
R       $        100.00   Senior/Sequential        6.25%          Fixed         December 25, 1998     AAA/AAA
---------------------------------------------------------------------------------------------------------------
B-1     $  6,555,680.00      Subordinate           6.25%          Fixed         October 25, 2028       NR/AA
---------------------------------------------------------------------------------------------------------------
B-2     $  2,591,781.00      Subordinate           6.25%          Fixed         October 25, 2028        NR/A
---------------------------------------------------------------------------------------------------------------
B-3     $  1,372,120.00      Subordinate           6.25%          Fixed         October 25, 2028       NR/BBB
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(footnotes relating to this table appear on the next page)

The Offered Certificates are mortgage-backed securities whose yields to maturity may be affected by the principal payment rates on the underlying mortgage loans.

THE CLASS A-PO CERTIFICATES ARE PRINCIPAL-ONLY CERTIFICATES, THE YIELD ON WHICH IS PARTICULARLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON MORTGAGE LOANS WITH NET MORTGAGE INTEREST RATES LESS THAN 6.25%.

THE ASSETS OF THE TRUST FUND WILL CONSIST PRIMARILY OF SINGLE-FAMILY MORTGAGE
LOANS:

  - Originated or acquired by NationsBanc Mortgage Corporation, an affiliate of the Depositor and the Underwriter.

  - All of which are fixed-rate, conventional, fully-amortizing mortgage loans secured by first liens on one- to four-family properties.

  - All of which have original terms to maturity of 30 years or less.

Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality. The Offered Certificates represent interests in the Trust Fund only and will not be obligations of NationsBanc Montgomery Funding Corp. or any other entity. CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus Supplement may be used to offer and sell the Offered Certificates only if it is accompanied by the Prospectus. Please read both documents carefully to understand the risks associated with these investments.

The Offered Certificates will be offered by NationsBanc Montgomery Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the Offered Certificates is November 24, 1998.

                     NATIONSBANC MONTGOMERY SECURITIES LLC

                               November 19, 1998

(footnotes relating to the table on the cover)

(1) The initial balance of the Offered Certificates may vary by a total of plus or minus 5%.

(2) See "Description of Certificates -- Categories of Classes of Certificates" in the Prospectus for a description of these principal and interest types and see "Description of Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this Prospectus Supplement for a description of the effects of subordination.

(3) For a description of the method used to determine these dates, see "Description of Certificates -- Last Scheduled Distribution Date" in this Prospectus Supplement.

(4) See "Certificate Ratings" in this Prospectus Supplement. The Depositor has requested ratings of the Class B Certificates only from Fitch IBCA, Inc.

(5) The Class A-PO Certificates will not bear interest.

                             ---------------------

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying Prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this Prospectus Supplement, which describes the specific terms of your Certificates and may differ from information in the Prospectus.

     IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this Prospectus Supplement and the Prospectus to captions in these materials where you can find additional information. The following Table of Contents and the Table of Contents in the Prospectus provide the locations of these captions.

     The Index to Defined Terms beginning on page S-61 of this Prospectus Supplement and the Index to Defined Terms beginning on page 84 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Prospectus Supplement and that do not have obvious meanings are defined in the Prospectus.

--------------------------------------------------------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary of Terms.................   S-4
Risk Factors.....................  S-11
  The Rate of Principal Payments
     on the Mortgage Loans Will
     Affect the Yield on the
     Offered Certificates........  S-11
  Subordination of Class B
     Certificates Increases Risk
     of Loss.....................  S-12
  Limited Source of Payments --No
     Recourse to Depositor,
     Seller, Master Servicer or
     Trustee.....................  S-12
  Limited Liquidity..............  S-13
  Geographic Concentration May
     Increase Risk of Loss Due to
     Adverse Economic Conditions
     or Natural Disaster.........  S-13
  Rights of Beneficial Owners May
     Be Limited by Book-Entry
     System......................  S-13
  Tax Consequences of Residual
     Certificates................  S-14
  Risk Associated with Year 2000
     Compliance..................  S-14
The Mortgage Pool................  S-14
  Mortgage Loan Data.............  S-16
  Underwriting Standards.........  S-20
NationsBanc Mortgage
  Corporation....................  S-21
Servicing of Mortgage Loans......  S-21
  Foreclosure and Delinquency
     Experience..................  S-22
The Pooling and Servicing
  Agreement......................  S-23
  Assignment of Mortgage Loans...  S-23
  Repurchases of Mortgage
     Loans.......................  S-24
  Payments on Mortgage Loans;
     Accounts....................  S-24
  Servicing Compensation and
     Payment of Expenses.........  S-25
  Compensating Interest..........  S-25
  Advances.......................  S-26
  Optional Termination...........  S-26
  The Trustee....................  S-26
  Voting Rights..................  S-27
Description of Certificates......  S-27
  Denominations and Form.........  S-27
  Book-Entry Certificates........  S-28
  Distributions..................  S-29
  Available Funds................  S-30
  Priority of Distributions......  S-30
  Interest.......................  S-31
  Principal......................  S-32
  Allocation of Losses...........  S-37
  Last Scheduled Distribution
     Date........................  S-39
  Restrictions on Transfer of the
     Class R Certificates........  S-39
  Restrictions on Transfer of the
     Class B Certificates........  S-40
Prepayment and Yield
  Considerations.................  S-41
  Prepayment Considerations and
     Risks.......................  S-42
  Assumptions Relating to
     Tables......................  S-43
  Weighted Average Lives of the
     Offered Certificates........  S-44
  Yield on the Class A-PO
     Certificates................  S-50
  Yield on the Class R
     Certificates................  S-50
  Yield on the Subordinate
     Certificates................  S-51
  Yield Considerations with
     Respect to the Class B-2 and
     Class B-3 Certificates......  S-52
Credit Support...................  S-54
Use of Proceeds..................  S-55
Certain Federal Income Tax
  Consequences...................  S-55
  Regular Certificates...........  S-56
  Residual Certificates..........  S-56
  Backup Withholding and
     Reporting Requirements......  S-56
State Taxes......................  S-57
Benefit Plan Considerations......  S-57
Method of Distribution...........  S-58
Legal Matters....................  S-59
Certificate Ratings..............  S-59
Index to Defined Terms...........  S-61

                                SUMMARY OF TERMS

     This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Offered Certificates, you should read this entire Prospectus Supplement and the Prospectus carefully.

TITLE OF
SERIES:         NationsBanc Montgomery
                Funding Corp., Mortgage
                Pass-Through Certificates,
                Series 1998-4 (the
                "CERTIFICATES")
DEPOSITOR:      NationsBanc Montgomery
                Funding Corp.
TRUST FUND:     NMFC Series 1998-4 Trust
                Fund
SELLER:         NationsBanc Mortgage
                Corporation
MASTER
SERVICER:       NationsBanc Mortgage
                Corporation
TRUSTEE:        Norwest Bank Minnesota,
                National Association
DISTRIBUTION
DATE:           The 25th day of each month
                (or, if not a business day,
                the next business day)
                beginning December 28, 1998
CLOSING DATE:   On or about November 24,
                1998
CUT-OFF DATE:   November 1, 1998
RECORD DATE:    The last business day of
                the month preceding a
                Distribution Date

                   ------------------------------------------

OFFERED CERTIFICATES

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of November 1, 1998 (the "POOLING AGREEMENT"), among the Depositor, the Master Servicer and the Trustee. A summary chart of the initial class balances, pass-through rates, principal types, interest types, last scheduled distribution dates and ratings of the Offered Certificates is set forth on the cover.
     The Certificates represent all of the beneficial ownership interest in the Trust Fund.

--------------------------------------------------------------------------------------------------
                            CLASSIFICATIONS OF CLASSES OF CERTIFICATES
--------------------------------------------------------------------------------------------------
 Offered Certificates:                            A-1, A-2, A-3, A-PO, R, B-1, B-2 and B-3
--------------------------------------------------------------------------------------------------
 Non-Offered Certificates:                        B-4, B-5 and B-6
--------------------------------------------------------------------------------------------------
 Senior Certificates:                             A-1, A-2, A-3, A-PO and R
--------------------------------------------------------------------------------------------------
 Subordinate Certificates:                        B-1, B-2, B-3, B-4, B-5 and B-6
--------------------------------------------------------------------------------------------------
 Class A Certificates:                            A-1, A-2, A-3 and A-PO
--------------------------------------------------------------------------------------------------
 Class B Certificates:                            B-1, B-2, B-3, B-4, B-5 and B-6
--------------------------------------------------------------------------------------------------
 Principal-Only Certificates:                     A-PO
--------------------------------------------------------------------------------------------------
 Residual Certificates:                           R
--------------------------------------------------------------------------------------------------

CERTIFICATES NOT OFFERED

     The Trust Fund will issue the following three classes of Certificates that are not offered by this Prospectus Supplement. These Non-Offered Certificates are subordinated to the Offered Certificates for distributions of principal and interest and for allocations of losses on the Mortgage Loans.

                                           INITIAL CLASS
CLASS                                   CERTIFICATE BALANCE    PASS-THROUGH RATE
-----                                   -------------------    -----------------
Class B-4...........................       $1,067,204.00             6.25%
Class B-5...........................       $  609,831.00             6.25%
Class B-6...........................       $  762,290.74             6.25%

     Information provided with respect to the Non-Offered Certificates is included solely to aid your understanding of the Offered Certificates.

MORTGAGE POOL

     The "MORTGAGE POOL" will consist of fixed-rate, conventional, fully-amortizing mortgage loans (the "MORTGAGE LOANS") secured by first liens on one- to four-family properties. All of the Mortgage Loans were originated or acquired by NationsBanc Mortgage Corporation, an affiliate of the Depositor and the Underwriter.

     The Depositor expects the Mortgage Loans to have the following characteristics:

               SELECTED MORTGAGE LOAN DATA AS OF NOVEMBER 1, 1998

-----------------------------------------------------------------------------------------------------
                                                              RANGE OR TOTAL         WEIGHTED AVERAGE
-----------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                           909                    --
-----------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                           $304,915,333.23              --
-----------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                $74,277.66 to $650,000.00     $335,440.41 (1)
-----------------------------------------------------------------------------------------------------
Interest Rates                                               6.25% to 8.125%            7.088%
-----------------------------------------------------------------------------------------------------
Expense Fee Rate                                            0.2600% to 1.875%          0.83890%
-----------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                       298 months to 360 months     359 months
-----------------------------------------------------------------------------------------------------
Loan Age                                                   0 months to 8 months         1 month
-----------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                 13.64% to 95.14%           72.87%
-----------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in
  Excess of 5% of the Aggregate Unpaid Principal
  Balance:
     California.......................................            30.37%                  --
     Texas............................................            11.19%                  --
     Colorado.........................................            7.78%                   --
     Virginia.........................................            6.82%                   --
     Georgia..........................................            6.12%                   --
-----------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration                             1.14%                   --
-----------------------------------------------------------------------------------------------------

(1)The balance shown is the average unpaid principal balance of the Mortgage Loans.

The characteristics of the Mortgage Pool may change:

     - Prior to the issuance of the Certificates, the Depositor may remove Mortgage Loans from the Mortgage Pool. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in the Mortgage Pool prior to the Closing Date.

     - After the issuance of the Certificates, Mortgage Loans may be removed from the Trust Fund because of repurchases by the Seller for breaches of representations or failure to deliver required documents. Under certain circumstances, the Seller may make substitutions for repurchased Mortgage Loans.

These removals and/or substitutions may result in changes in the Mortgage Pool characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the Offered Certificates.

     Additional information on the Mortgage Pool appears under "The Mortgage Pool" in this Prospectus Supplement.

OPTIONAL TERMINATION

     At its option, the Depositor may purchase all remaining Mortgage Loans in the Trust Fund and effect early retirement of the Certificates on any Distribution Date on which the scheduled balance of the Mortgage Pool is less than 5% of the initial scheduled balance of the Mortgage Pool.

     See "The Pooling and Servicing Agreement -- Optional Termination" in this Prospectus Supplement.

     IF THE DEPOSITOR EXERCISES ITS RIGHT TO REPURCHASE ALL OF THE MORTGAGE LOANS, THE CERTIFICATES OUTSTANDING AT THAT TIME WILL BE RETIRED EARLIER THAN WOULD OTHERWISE BE THE CASE.

     See "Prepayment and Yield Considerations" in this Prospectus Supplement.

PRIORITY OF DISTRIBUTIONS

     Distributions will be made on each Distribution Date from Available Funds in the following order of priority:

     - First, to the Trustee an amount in payment for its services for such Distribution Date;

     - Second, to each class of Senior Certificates (other than the Class A-PO Certificates) to pay interest;

     - Third, to the classes of Senior Certificates entitled to receive distributions of principal, as set forth in this Prospectus Supplement under "Description of Certificates -- Principal," to pay principal;

     - Fourth, to the Class A-PO Certificates, to pay any Class A-PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates;

     - Fifth, to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class B-1 Certificates; and

     - Sixth, to the Class R Certificates, any remaining amounts.

     All of the distributions described above are subject to the limitations set forth in this Prospectus Supplement under "Description of Certificates -- Interest" and "-- Principal."

     Under certain circumstances described in this Prospectus Supplement, distributions that would otherwise be made on the Subordinate Certificates may be distributed on the Senior Certificates instead. See "Description of Certificates -- Allocation of Losses" in this Prospectus Supplement.

INTEREST DISTRIBUTIONS

     The amount of interest that will accrue on your Certificates each month (unless you own a Class A-PO Certificate) is equal to:

     - one-twelfth of the pass-through rate for your class set forth on the cover multiplied by the principal balance of your Certificate on the Distribution Date, minus

     - the amount of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans and interest losses allocated to your class, as described under "Description of Certificates -- Allocation of Losses" in this Prospectus Supplement.

     The Class A-PO Certificates are principal-only certificates and are not entitled to interest.

     See "Description of Certificates -- Distributions" and "-- Interest" in this Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS

     On each Distribution Date, principal distributions to the Certificates will be made in the order and priority described under "Description of Certificates -- Priority of Distributions" in this Prospectus Supplement.

CREDIT SUPPORT

     Credit support for the Offered Certificates is provided by subordination as follows:

                     SUBORDINATION OF CLASS B CERTIFICATES

                                    (CHART)
---------------

(1) The credit support percentage set forth in this chart shows the initial balance of the classes of Certificates subordinate to a class or classes as a percentage of the scheduled balance of the initial Mortgage Pool.
(2) This order of loss allocation does not apply to losses due to fraud, borrower bankruptcies or special hazards that are in excess of certain amounts. These "EXCESS LOSSES" will be allocated to all of the Certificates pro rata on the basis of their outstanding balances.

     See "Description of Certificates -- Priority of Distributions" and
"-- Allocation of Losses" and "Credit Support" in this Prospectus Supplement.

Shifting Interest in Prepayments

     Additional credit enhancement is provided by the allocation of all principal prepayments to the Senior Certificates (other than Class A-PO) for the first five years and the disproportionately greater allocation of prepayments to the Senior Certificates over the following four years. The disproportionate allocation of prepayments will accelerate the amortization of those Senior Certificates relative to the amortization of the Subordinate Certificates. As a result, the credit support percentage for the Class A Certificates should be maintained and may be increased during the first nine years.

     See "Description of Certificates -- Principal" in this Prospectus
Supplement.

PREPAYMENT AND YIELD CONSIDERATIONS

     The yield to maturity on your Offered Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the Mortgage Loans. As a result, your yield may fluctuate significantly.

     - In general, if you purchased your Offered Certificate at a premium and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

     - Conversely, if you purchased your Offered Certificate at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

     Because the Class A-PO Certificates represent the right to receive only a portion of the principal received with respect to the Mortgage Loans with Net Mortgage Rates less than 6.25% (the "DISCOUNT MORTGAGE LOANS"), the yield to maturity on the Class A-PO Certificates will be extremely sensitive to the rate and timing of principal payments on the Discount Mortgage Loans.

     The yield to maturity of the Class B-1, Class B-2 and Class B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans due to the fact that, once the aggregate balance of the Class B-4, Class B-5 and Class B-6 Certificates has been reduced to zero, all losses (other than the portion of Excess Losses allocated to more senior classes of Certificates) will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the balance of each class has been reduced to zero.

     Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

     See "Prepayment and Yield Considerations" in this Prospectus Supplement and "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus.

                      WEIGHTED AVERAGE LIVES (IN YEARS)(1)

                                                       PSA(2)
                                        ------------------------------------
CLASS                                    0%     100%    275%    400%    500%
-----                                   -----   -----   -----   -----   ----
A-1...................................  19.23   10.02    4.61    3.32   2.80
A-2...................................  29.65   28.11   18.35   11.27   6.77
A-3...................................  21.45   15.88   11.41    9.86   8.85
A-PO..................................  19.53   11.41    6.08    4.55   3.81
B-1...................................  19.92   14.86   10.84    9.48   8.77
B-2...................................  19.92   14.86   10.84    9.48   8.77
B-3...................................  19.92   14.86   10.84    9.48   8.77
R.....................................   0.09    0.09    0.09    0.09   0.09

---------------

(1) Determined as described under "Prepayment and Yield
    Considerations -- Weighted Average Lives of the Offered Certificates" in this Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2) "PSA" is the Prepayment Standard Assumption which is described under "Prepayment and Yield Considerations -- Weighted Average Lives of the Offered Certificates" in this Prospectus Supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, an election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (the "REMIC").

     - The Offered Certificates (other than the Class R Certificates) will constitute "regular interests" in the REMIC and will be treated as debt instruments for federal income tax purposes.

     - The Class R Certificates will constitute the sole class of "residual interest" in the REMIC.

     Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

     The Class A-PO Certificates will, and certain other Classes may, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

     Holders of Class R Certificates will be required to report as ordinary income or loss their pro rata share of the net income or the net loss of the REMIC, and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class R Certificates.

     See "Certain Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.

LEGAL INVESTMENT

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

     - The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

     - The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

See "Legal Investment Considerations" in the Prospectus.

BENEFIT PLAN CONSIDERATIONS

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "CODE"), or any federal, state or local law ("SIMILAR LAW") which is similar to ERISA or the Code (collectively, a "BENEFIT PLAN"), you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

     Subject to the considerations and conditions described under "Benefit Plan Considerations" in this Prospectus Supplement, it is expected that the Senior Certificates (other than the Class R Certificates) may be purchased by Benefit Plans. THE CLASS R CERTIFICATES MAY NOT BE ACQUIRED BY BENEFIT PLANS AND THE CLASS B CERTIFICATES MAY NOT BE ACQUIRED BY BENEFIT PLANS EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS.

     See "Benefit Plan Considerations" in this Prospectus Supplement and in the Prospectus.

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

     - The Offered Certificates are not suitable investments for all investors.

     - The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

     - You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

     - You should carefully consider the risk factors discussed below in addition to the other information contained in this Prospectus Supplement and the Prospectus.

THE RATE OF PRINCIPAL PAYMENTS ON THE
   MORTGAGE LOANS WILL AFFECT THE YIELD
   ON THE OFFERED CERTIFICATES

     The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate of payments of principal on the Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in realized losses on the Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time without penalty.

     The rate of principal payments on the Mortgage Loans mainly will be affected by the following:

     - the amortization schedules of the Mortgage Loans;

     - the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

     - liquidations of the properties that secure defaulted Mortgage Loans; repurchases of Mortgage Loans by the Seller as a result of defective documentation or breaches of representations or warranties made by the Seller; and

     - the optional repurchase of all the Mortgage Loans by the Depositor to effect a termination of the trust.

     For a more detailed discussion of these factors, see "The Pooling and Servicing Agreement -- Optional Termination" and "Prepayment and Yield Considerations" in this Prospectus Supplement and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" and "-- Termination; Repurchase of Mortgage Loans and Mortgage Certificates" and "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus.

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

     - If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to refinancings.

     - Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

     Mortgage originators (including NationsBanc Mortgage Corporation) make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

     If you are purchasing an Offered Certificate at a discount, and specifically if you are purchasing the Class A-PO Certificates, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield. See "Prepayment and Yield Considerations -- Yield on the Class A-PO Certificates" in this Prospectus Supplement for a more detailed description of risks associated with the purchase of the Class A-PO Certificates.

     If you are purchasing an Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than your expected yield.

SUBORDINATION OF CLASS B CERTIFICATES
   INCREASES RISK OF LOSS

     If you purchase Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the Mortgage Loans than are holders of the Class A Certificates.

     - The rights of the holders of each class of Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class A Certificates and the holders of each class of Class B Certificates with a lower numerical designation. For example, the holders of the Class B-2 Certificates will not receive principal or interest on a Distribution Date until the holders of the Class A and Class B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

     - Losses that are realized on the Mortgage Loans (other than Excess Losses) will be allocated first to the Class B-6 Certificates, then to the Class B-5 Certificates and so on, in reverse of the numerical order of the Class B Certificates, until the outstanding balances of those classes have been reduced to zero. After the Class B Certificates have been reduced to zero, all losses will be allocated to the Class A Certificates.

     For a more detailed description of the subordination feature of the Class B Certificates, see "Description of Certificates -- Allocation of Losses" and "Credit Support" in this Prospectus Supplement.

LIMITED SOURCE OF PAYMENTS - NO
   RECOURSE TO DEPOSITOR, SELLER,
   MASTER SERVICER OR TRUSTEE

     Proceeds of the Mortgage Loans will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates. There are, however, limited obligations of the Seller with respect to certain breaches of its representations and warranties, and limited obligations of the Master Servicer with respect to its servicing obligations.

     Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Seller, the Master Servicer, the Trustee or any of their affiliates.

LIMITED LIQUIDITY

     The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (like the Class A-PO or Class B Certificates) will experience illiquidity.

GEOGRAPHIC CONCENTRATION MAY INCREASE RISK
   OF LOSS DUE TO ADVERSE ECONOMIC CONDITIONS
   OR NATURAL DISASTER

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the chart on page S-5 for a listing of the locations and concentrations of mortgaged properties.

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans. Any losses may adversely effect the yield to maturity of the Offered Certificates.

     See "The Mortgage Pool" in this Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans.

RIGHTS OF BENEFICIAL OWNERS MAY
   BE LIMITED BY BOOK-ENTRY SYSTEM

     All of the Offered Certificates other than the Class R Certificates are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company, and transactions in the Book-Entry Certificates generally can be effected only through DTC and DTC Participants. As a result:

     - your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

     - under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you.

     For a more detailed discussion of the Book-Entry Certificates, see "Description of Certificates -- Book-Entry Certificates" in this Prospectus Supplement.

TAX CONSEQUENCES OF RESIDUAL CERTIFICATES

     - The Class R Certificates will be the sole "residual interest" in the REMIC for federal income tax purposes.

     - Holders of Class R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return.

     - Due to their tax consequences, the Class R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class R Certificates may not be acquired by Benefit Plans.

     See "Description of Certificates -- Restrictions on Transfer of the Class R Certificates," "Prepayment and Yield Considerations -- Yield on the Class R Certificates," "Benefit Plan Considerations" and "Certain Federal Income Tax Consequences" in this Prospectus Supplement.

RISK ASSOCIATED WITH YEAR 2000 COMPLIANCE

     - The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information.

     - The Master Servicer and the Trustee currently are working to modify their computer systems and applications so that they will be year 2000 compliant.

     - If the Master Servicer or the Trustee is unable to complete such modifications by the year 2000, the ability of the Master Servicer to service the Mortgage Loans and the ability of the Trustee to make distributions to the certificateholders may be materially and adversely affected.

--------------------------------------------------------------------------------

THE MORTGAGE POOL
--------------------------------------------------------------------------------

     The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this Prospectus Supplement is representative of the characteristics of the Mortgage Pool as it will be constituted on the Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans are approximate percentages of the aggregate scheduled balance of the Mortgage Loans as of the Cut-off Date.

     The Trust Fund will consist primarily of a pool (the "MORTGAGE POOL") of fixed-rate, conventional, fully-amortizing mortgage loans (the "MORTGAGE LOANS") secured by first liens on one- to four-family residential properties. As of the Cut-off Date, the Mortgage Pool is expected to include 909 Mortgage Loans with an aggregate Stated Principal Balance of approximately $304,915,333.23. The Mortgage Loans will have original terms to stated maturity ranging from 300 to 360 months. The Mortgage Loans will have scheduled monthly payments of interest and principal due on the first day of each month. Each Mortgage Loan bears interest at a fixed rate.

     The Mortgage Pool consists of Mortgage Loans either (i) originated by the Seller or (ii) purchased by the Seller from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. The Mortgage Loans will be sold by the Seller to NationsBanc Mortgage Capital Corporation ("NMCC"), an affiliate of the Depositor, prior to the Closing Date pursuant to one or more mortgage loan sale agreements between the Seller and NMCC (the "SALE AGREEMENTS"). All rights of NMCC in the Sale Agreements, including the remedies for any breaches of such representations and warranties made by the Seller and for failure to deliver documentation, will be assigned by NMCC to the Depositor on the Closing Date and, in turn, will be assigned by the Depositor to the Trust Fund pursuant to the Pooling Agreement. The Depositor will make no additional representations or warranties with respect to the Mortgage Loans and will have no additional obligation to repurchase or substitute for Mortgage Loans.

     As of the Cut-off Date, each Mortgage Loan is expected to have a Stated Principal Balance of at least $74,278 and of not more than approximately $650,000 and the average Stated Principal Balance of the Mortgage Loans is expected to be approximately $335,440. The latest stated maturity date of any of the Mortgage Loans is expected to be November 1, 2028; however, borrowers may prepay their Mortgage Loans at any time without penalty. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months. None of the Mortgage Loans will be subject to any buydown agreement.

     As of the Cut-off Date, no Mortgage Loan will have a Loan-to-Value Ratio of more than 95.14%. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value Ratios" table below. Subject to minor exceptions permitted in the Seller's discretion, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which shall conform to the standards of Fannie Mae ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%.

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any time is the percentage of (i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the Mortgage Loan and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the mortgaged property. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

MORTGAGE LOAN DATA

     The following tables set forth certain characteristics of the Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGED PROPERTIES(1)

                                                                    AGGREGATE            % OF
                                                     NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                     MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
OCCUPANCY STATUS                                       LOANS       CUT-OFF DATE        BALANCE
----------------                                     ---------   ----------------   --------------
Primary Residence..................................     869      $290,043,874.77         95.12%
Second Home........................................      39        14,612,910.32          4.79
Investor Property..................................       1           258,548.14          0.08
                                                        ---      ---------------        ------
          Total....................................     909      $304,915,333.23        100.00%
                                                        ===      ===============        ======

---------------

(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                 PROPERTY TYPES

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
PROPERTY TYPE                                              LOANS       CUT-OFF DATE        BALANCE
-------------                                            ---------   ----------------   --------------
Single Family Detached.................................     641      $217,762,566.29         71.42%
PUD....................................................     249        79,904,056.60         26.21
Condominium............................................      13         4,820,966.31          1.58
Duplex.................................................       3         1,352,112.78          0.44
Townhome...............................................       3         1,075,631.25          0.35
                                                            ---      ---------------        ------
          Total........................................     909      $304,915,333.23        100.00%
                                                            ===      ===============        ======

                             MORTGAGE LOAN PURPOSE

                                                                    AGGREGATE            % OF
                                                     NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                     MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
LOAN PURPOSE                                           LOANS       CUT-OFF DATE        BALANCE
------------                                         ---------   ----------------   --------------
Purchase...........................................     441      $140,424,514.46         46.05%
Refinance -- Rate/Term.............................     347       121,696,031.55         39.91
Refinance -- Cashout...............................     121        42,794,787.22         14.03
                                                        ---      ---------------        ------
          Total....................................     909      $304,915,333.23        100.00%
                                                        ===      ===============        ======

            GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES(1)

                                                                    AGGREGATE            % OF
                                                     NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                     MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
GEOGRAPHIC AREA                                        LOANS       CUT-OFF DATE        BALANCE
---------------                                      ---------   ----------------   --------------
Alabama............................................       5      $  2,110,742.52          0.69%
Arizona............................................      18         6,250,503.59          2.05
Arkansas...........................................       4         1,557,969.64          0.51
California.........................................     258        92,605,532.99         30.37
Colorado...........................................      74        23,728,196.94          7.78
Connecticut........................................       1           534,592.90          0.18
Delaware...........................................       2           655,212.75          0.21
District of Columbia...............................       9         3,277,326.04          1.07
Florida............................................      21         7,258,170.48          2.38
Georgia............................................      58        18,648,002.38          6.12
Idaho..............................................       3         1,248,121.93          0.41
Illinois...........................................      44        14,366,558.74          4.71
Indiana............................................       3           860,684.33          0.28
Iowa...............................................       2           570,559.95          0.19
Kansas.............................................      11         3,941,953.30          1.29
Kentucky...........................................      10         3,233,111.81          1.06
Maine..............................................       1           303,500.17          0.10
Maryland...........................................      44        14,185,501.39          4.65
Michigan...........................................       4         1,075,778.62          0.35
Minnesota..........................................      10         2,891,822.33          0.95
Missouri...........................................       8         2,375,177.06          0.78
Nebraska...........................................       2           643,255.49          0.21
Nevada.............................................       3         1,157,765.37          0.38
New Hampshire......................................       2           646,944.35          0.21
New Jersey.........................................       4         1,564,751.25          0.51
New Mexico.........................................       3           769,181.73          0.25
North Carolina.....................................      35        12,054,587.35          3.95
Ohio...............................................       7         2,475,466.36          0.81
Oklahoma...........................................       5         1,559,409.74          0.51
Oregon.............................................      13         4,275,961.79          1.40
Pennsylvania.......................................      16         5,412,174.66          1.77
South Carolina.....................................      12         4,216,566.02          1.38
Tennessee..........................................      14         4,227,991.22          1.39
Texas..............................................     108        34,110,429.08         11.19
Utah...............................................       7         2,423,098.68          0.79
Virginia...........................................      67        20,809,744.99          6.82
Washington.........................................      21         6,888,985.29          2.26
                                                        ---      ---------------        ------
          Total....................................     909      $304,915,333.23        100.00%
                                                        ===      ===============        ======

---------------

(1) As of the Cut-off Date, no more than approximately 1.14% of the Mortgage Loans are expected to be secured by mortgaged properties located in any one five-digit postal zip code.

                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
CURRENT MORTGAGE LOAN PRINCIPAL BALANCES                   LOANS       CUT-OFF DATE        BALANCE
----------------------------------------                 ---------   ----------------   --------------
Less than or equal to $100,000.00......................       1      $     74,277.66          0.02%
$100,000.01-$150,000.00................................       5           706,704.73          0.23
$150,000.01-$200,000.00................................       5           927,165.08          0.30
$200,000.01-$250,000.00................................     108        25,977,122.87          8.52
$250,000.01-$300,000.00................................     314        86,162,661.08         28.26
$300,000.01-$350,000.00................................     206        66,738,396.59         21.89
$350,000.01-$400,000.00................................     103        38,925,725.55         12.77
$400,000.01-$450,000.00................................      54        23,046,869.15          7.56
$450,000.01-$500,000.00................................      35        16,663,131.61          5.46
$500,000.01-$550,000.00................................      24        12,693,572.16          4.16
$550,000.01-$600,000.00................................      24        13,823,040.70          4.53
$600,000.01-$650,000.00................................      30        19,176,666.05          6.29
                                                            ---      ---------------        ------
          Total........................................     909      $304,915,333.23        100.00%
                                                            ===      ===============        ======

---------------

(1) As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans is expected to be approximately $335,440.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIOS                              LOANS       CUT-OFF DATE        BALANCE
-----------------------------                            ---------   ----------------   --------------
10.01%-15.00%..........................................       1      $    299,777.35          0.10%
20.01%-25.00%..........................................       2           866,289.32          0.28
25.01%-30.00%..........................................       1           379,700.99          0.12
30.01%-35.00%..........................................       4         1,279,295.88          0.42
35.01%-40.00%..........................................      10         4,117,498.03          1.35
40.01%-45.00%..........................................       8         3,548,553.57          1.16
45.01%-50.00%..........................................      16         5,886,265.43          1.93
50.01%-55.00%..........................................      24         8,730,556.05          2.86
55.01%-60.00%..........................................      40        14,299,834.14          4.69
60.01%-65.00%..........................................      71        24,221,855.33          7.94
65.01%-70.00%..........................................     117        43,692,196.05         14.33
70.01%-75.00%..........................................     124        42,245,450.54         13.85
75.01%-80.00%..........................................     394       127,486,901.53         41.81
80.01%-85.00%..........................................      11         3,343,427.31          1.10
85.01%-90.00%..........................................      53        15,708,318.62          5.15
90.01%-95.00%..........................................      31         8,215,326.10          2.69
95.01%-100.00%.........................................       2           594,086.99          0.19
                                                            ---      ---------------        ------
          Total........................................     909      $304,915,333.23        100.00%
                                                            ===      ===============        ======

---------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 72.87%.

                           MORTGAGE INTEREST RATES(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
MORTGAGE INTEREST RATES                                    LOANS       CUT-OFF DATE        BALANCE
-----------------------                                  ---------   ----------------   --------------
6.001%-6.250%..........................................       2      $    976,972.12          0.32%
6.251%-6.500%..........................................      12         4,490,279.68          1.47
6.501%-6.750%..........................................      95        32,479,011.47         10.65
6.751%-7.000%..........................................     296       102,332,339.02         33.56
7.001%-7.250%..........................................     361       117,160,795.67         38.42
7.251%-7.500%..........................................     129        42,780,878.69         14.03
7.501%-7.750%..........................................      10         3,300,941.02          1.08
7.751%-8.000%..........................................       2           716,006.90          0.23
8.001%-8.250%..........................................       2           678,108.66          0.22
                                                            ---      ---------------        ------
          Total........................................     909      $304,915,333.23        100.00%
                                                            ===      ===============        ======

---------------

(1) As of the Cut-off Date, the weighted average mortgage interest rate of the Mortgage Loans is expected to be approximately 7.088% per annum.

                               REMAINING TERMS(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
REMAINING TERM                                             LOANS       CUT-OFF DATE        BALANCE
--------------                                           ---------   ----------------   --------------
241-300 months.........................................       3      $    874,335.38          0.29%
349-360 months.........................................     906       304,040,997.85         99.71
                                                            ---      ---------------        ------
          Total........................................     909      $304,915,333.23        100.00%
                                                            ===      ===============        ======

---------------

(1) As of the Cut-off Date, the weighted average stated remaining term of the Mortgage Loans is expected to be approximately 359 months.

                        CREDIT SCORING OF MORTGAGORS(1)

                                                                        AGGREGATE            % OF
                                                         NUMBER OF   STATED PRINCIPAL    CUT-OFF DATE
                                                         MORTGAGE     BALANCE AS OF     POOL PRINCIPAL
CREDIT SCORES                                              LOANS       CUT-OFF DATE        BALANCE
-------------                                            ---------   ----------------   --------------
551-600................................................       6      $  2,036,219.74          0.67%
601-650................................................      34        12,193,668.05          4.00
651-700................................................     123        40,082,670.36         13.15
701-750................................................     352       118,262,361.26         38.79
751-800................................................     369       123,502,739.74         40.50
801-850................................................      21         7,552,210.01          2.48
951-1000...............................................       1           304,791.95          0.10
Unknown Scores.........................................       3           980,672.12          0.32
                                                            ---      ---------------        ------
          Total........................................     909      $304,915,333.23        100.00%
                                                            ===      ===============        ======

---------------

(1) The scores shown are FICO Scores from Experian ("FICO SCORES"). FICO Scores generally range from approximately 250 to approximately 900 with a higher score indicating an individual with a more favorable credit history than an individual with a lower score. If there are co-borrowers on a Mortgage Loan, the FICO Score set forth above is the FICO Score for the primary borrower. In its underwriting process, the Seller obtains FICO Scores as well as Empirica Scores from TransUnion and Beacon Scores from Equifax with respect to a prospective borrower. The Seller uses the middle score of these three scores as the basis for its underwriting (or, if there are co-borrowers, the lowest of the middle scores obtained with respect to both borrowers). Accordingly, some of the scores set forth above may be higher than the credit score used by the Seller to underwrite a Mortgage Loan. Credit scores such as the FICO Scores are statistical credit scores designed to assess a borrower's creditworthiness and their likelihood to default on a consumer obligation over a two-year period. Such scores are derived from a scoring model developed by the Fair, Isaac Company. FICO Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan.

UNDERWRITING STANDARDS

     Each Mortgage Loan has satisfied the credit, appraisal and underwriting guidelines established by the Seller which may be varied in cases deemed appropriate by the Seller. The Seller's underwriting guidelines are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The Seller's underwriting guidelines are applied in a standard procedure which is intended to comply with applicable federal and state laws and regulations. With respect to the Seller's underwriting guidelines, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting guidelines does not imply that each specific criteria was satisfied individually. The Seller will have considered a Mortgage Loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. A Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

     Initially, a prospective mortgagor is required to fill out a detailed industry standard application designed to provide pertinent credit information. As part of the description of the prospective mortgagor's financial condition, the applicant is required to provide current information describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained either from the applicant's employer wherein the employer reports the length of employment with that organization, the current salary and an indication as to whether it is expected that the applicant will continue such employment in the future or through analysis of copies of federal withholding (IRS W-2) forms, current payroll earnings statements and account statements of the applicant. If a prospective mortgagor is self-employed, the applicant is required to submit copies of signed tax returns. The applicant also authorizes deposit verification at all financial institutions where the applicant has accounts. The Seller may, as part of its overall evaluation of the applicant's creditworthiness, use a credit scoring system or mortgage scoring system to evaluate in a statistical manner the expected performance of a Mortgage Loan based on the pertinent credit information concerning the applicant provided through national credit bureaus, certain other information provided by the applicant and an assessment of specific mortgage loan characteristics, including loan-to-value ratio and type of loan product.

     The Seller has employed alternative underwriting guidelines (the "LIMITED OR REDUCED DOCUMENTATION GUIDELINES") for certain qualifying mortgage loans underwritten by the Seller through an underwriting program designed to streamline the loan review process. Certain reduced loan documentation programs may not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the mortgaged property must have a loan-to-value ratio which supports the amount of the mortgage loan and the mortgagor must have a good credit history. Eligibility for such program may be determined by use of a credit scoring model. None of the Mortgage Loans have been originated under the Limited or Reduced Documentation Guidelines.

     Once all applicable employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

     To determine the adequacy of the mortgaged property as collateral, an independent appraisal is made of each mortgaged property considered for financing. The appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The appraisal is based on the appraiser's estimate of values, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

     Certain states where the mortgaged properties securing the Mortgage Loans are located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Sellers" in the Prospectus. The Seller's underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

--------------------------------------------------------------------------------

NATIONSBANC MORTGAGE CORPORATION
--------------------------------------------------------------------------------

     NationsBanc Mortgage Corporation (in its capacity as seller, the "SELLER" and, in its capacity as master servicer, the "MASTER SERVICER") was incorporated in Texas on July 10, 1972, and is a wholly-owned subsidiary of NationsBank, N.A., which is an indirect, wholly-owned subsidiary of BankAmerica Corporation. NationsBanc Mortgage Corporation is primarily engaged in the business of (i) originating and purchasing residential mortgage loans in its own name and (ii) servicing residential mortgage loans for its own account or for the account of others. NationsBanc Mortgage Corporation's principal executive offices are located at 201 North Tryon Street, 14th Floor, Charlotte, North Carolina 28255 and the telephone number is (704) 388-4545, and NationsBanc Mortgage Corporation's operations offices are located at 101 East Main Street, Suite 400, Louisville, Kentucky 40202 and the telephone number is (502) 566-5100. NationsBanc Mortgage Corporation is approved by the Government National Mortgage Association, FNMA and FHLMC as a seller-servicer.

--------------------------------------------------------------------------------

SERVICING OF MORTGAGE LOANS
--------------------------------------------------------------------------------

     All of the Mortgage Loans will be serviced by NationsBanc Mortgage Corporation, as Master Servicer. The Master Servicer will service the Mortgage Loans in accordance with the terms of the Pooling Agreement. The Master Servicer may perform any of its obligations under the Pooling

Agreement through one or more subservicers. Despite the existence of a subservicing arrangement, the Master Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the Master Servicer alone were servicing the Mortgage Loans. See "The Pooling and Servicing Agreement" in the Prospectus.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     Historically, a variety of factors, including the appreciation of real estate values, have limited the Master Servicer's foreclosure and delinquency experience on its portfolio of mortgage loans. Factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets in its lending areas, may result in increased rates of delinquencies and foreclosure losses in the future.

     The information in the table below has not been adjusted to eliminate the effect of the significant growth in the size of the portfolio of mortgage loans originated by NationsBanc Mortgage Corporation during the periods shown. Accordingly, foreclosures and delinquencies as percentages of aggregate principal balance of mortgage loans serviced for each period may be higher than those that would be shown if a group of mortgage loans were artificially isolated at a point in time and the information disclosed the activity only in that isolated group. However, since most of the mortgage loans in the portfolio of jumbo mortgage loans serviced by the Master Servicer during the periods shown are not fully seasoned, the foreclosure and delinquency information for such an isolated group would also be distorted to some degree.

     The following table summarizes the delinquency and foreclosure experience on the dates indicated on non-conforming and FHLMC- and FNMA-conforming first deed of trust or mortgage loans serviced by the Master Servicer (excluding certain recent bulk acquisitions of servicing rights) at its Louisville servicing center and which were originated in a manner consistent with the underwriting criteria of the Seller described in this Prospectus Supplement under "The Mortgage Pool -- Underwriting Standards." The Master Servicer's portfolio of non-conforming and FHLMC- and FNMA-conforming, first deed of trust and mortgage loans described below contains fixed- and adjustable-rate mortgage loans having a variety of original terms to maturity and payment characteristics. Accordingly, this portfolio may differ significantly from the Mortgage Loans at any time in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. It is highly likely that the delinquency and foreclosure experience with respect to the Mortgage Loans will differ from that reflected in the table below. Likewise, it is highly likely that any losses experienced on liquidation of defaulted Mortgage Loans will occur at different rates than those shown below. The actual delinquency and foreclosure experience on the Mortgage Loans, substantially all of which are non-conforming loans, will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability and willingness of mortgagors to make required payments.

            DELINQUENCY AND FORECLOSURE EXPERIENCE ON MORTGAGE LOANS

                                                  AT JUNE 30, 1998           AT DECEMBER 31, 1997         AT DECEMBER 31, 1996
                                             --------------------------   --------------------------   --------------------------
                                             NUMBER/%                     NUMBER/%                     NUMBER/%
                                                OF        OUTSTANDING        OF        OUTSTANDING        OF        OUTSTANDING
                                             MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL
                                              LOANS         AMOUNT         LOANS         AMOUNT         LOANS         AMOUNT
                                             --------   ---------------   --------   ---------------   --------   ---------------
Total Portfolio............................  372,313    $40,627,219,532   339,638    $36,056,082,222   304,921    $32,561,189,618
Delinquencies*
 One installment delinquent................    6,774    $   536,387,715     7,241    $   574,492,392     6,261    $   477,963,358
 Percent Delinquent........................      1.8%               1.3%      2.1%               1.6%      2.1%               1.5%
 Two installments delinquent...............    1,356    $   104,383,479     1,530    $   107,777,563     1,249    $    90,683,948
 Percent Delinquent........................      0.4%               0.3%      0.5%               0.3%      0.4%               0.3%
 Three or more installments delinquent.....    1,541    $   111,957,596     1,811    $   132,979,230     1,465    $   105,654,522
 Percent Delinquent........................      0.4%               0.3%      0.5%               0.4%      0.5%               0.3%
In Foreclosure.............................    1,462    $   108,164,906     1,435    $   110,815,100     1,358    $   112,445,453
 Percent in Foreclosure....................      0.4%               0.3%      0.4%               0.3%      0.4%               0.3%
Delinquent and in Foreclosure..............   11,133    $   860,873,695    12,017    $   926,064,285    10,333    $   786,752,281
 Percent Delinquent and in Foreclosure**...      3.0%               2.1%      3.5%               2.6%      3.4%               2.4%

                                                AT DECEMBER 31, 1995
                                             --------------------------
                                             NUMBER/%
                                                OF        OUTSTANDING
                                             MORTGAGE      PRINCIPAL
                                              LOANS         AMOUNT
                                             --------   ---------------
Total Portfolio............................  260,568    $27,820,905,542
Delinquencies*
 One installment delinquent................    4,727    $   371,425,718
 Percent Delinquent........................      1.8%               1.3%
 Two installments delinquent...............      827    $    58,517,191
 Percent Delinquent........................      0.3%               0.2%
 Three or more installments delinquent.....      875    $    61,929,401
 Percent Delinquent........................      0.3%               0.2%
In Foreclosure.............................      499    $    38,350,914
 Percent in Foreclosure....................      0.2%               0.1%
Delinquent and in Foreclosure..............    6,928    $   530,225,224
 Percent Delinquent and in Foreclosure**...      2.7%               1.9%

---------------

 * A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.
** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

--------------------------------------------------------------------------------

THE POOLING AND SERVICING AGREEMENT
--------------------------------------------------------------------------------

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of November 1, 1998 (the "POOLING AGREEMENT"), among the Depositor, the Master Servicer and the Trustee. The Prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See "The Pooling and Servicing Agreement" in the Prospectus.

     The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

ASSIGNMENT OF MORTGAGE LOANS

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "MORTGAGE FILE"):

     - the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Seller certifying that the related original Mortgage Note has been lost;

     - the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

     - an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

     - if applicable, any riders or modifications to such Mortgage Note and Mortgage.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. The Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing.

REPURCHASES OF MORTGAGE LOANS

     If any portion of the Mortgage File is not delivered to the Trustee or if a Mortgage Loan breaches any of the representations made by the Seller in the Sale Agreement in any material respect and the Seller does not cure such omission or defect within 90 days the Seller will on the Distribution Date in the month following the expiration of the 90-day period either (i) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the "PURCHASE PRICE") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate, or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a "DELETED MORTGAGE LOAN."

     An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" generally will:

     - have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the certificateholders on the related Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT"));

     - have a Net Mortgage Rate equal to that of the Deleted Mortgage Loan;

     - have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

     - have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

     - comply with all of the representations and warranties incorporated into the Pooling Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish an account (the "CERTIFICATE ACCOUNT"), which shall be maintained as a separate trust account by the Master Servicer in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit such Available Funds in an account established and maintained with the Trustee on behalf of certificateholders (the "DISTRIBUTION ACCOUNT"). Funds credited to the Distribution Account may be invested for the benefit and at the risk of the Trustee in certain eligible investments, as described in the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT
   OF EXPENSES

     The Expense Fees with respect to the Trust Fund are payable out of the interest payments received on each Mortgage Loan. The "EXPENSE FEES" consist of
(a) servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "MASTER SERVICING FEE") and (b) fees paid to the Trustee. The Expense Fees will accrue on the Stated Principal Balance of each Mortgage Loan at a rate (the "EXPENSE FEE RATE") equal to the sum of the Master Servicing Fee Rate for such Mortgage Loan and the Trustee Fee Rate. The "TRUSTEE FEE RATE" will be 0.01% per annum. The "MASTER SERVICING FEE RATE" with respect to each Mortgage Loan will be the per annum rate equal to (i) the related mortgage interest rate less (ii) the sum of 6.25% and the Trustee Fee Rate; provided, however, that the Master Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan. The Master Servicing Fee Rates for the Mortgage Loans are expected to range from 0.25% to 1.865% per annum and, as of the Cut-off Date, the weighted average Master Servicing Fee Rate is expected to be approximately 0.82890%.

     The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "-- Compensating Interest." The Master Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the Certificate Account.

     The Trustee is also entitled to receive all investment income earned on amounts on deposit in the Distribution Account. In addition to its compensation, the Trustee is entitled to be reimbursed from and indemnified by the Trust Fund for certain expenses incurred by the Trustee in connection with its responsibilities under the Pooling Agreement.

COMPENSATING INTEREST

     When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

     Pursuant to the Pooling Agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the Trust Fund on such Distribution Date the lesser of (i) one-twelfth of 0.25% of the balance of the Mortgage Pool and (ii) 30 days' interest at the mortgage interest rate (less the Master Servicing Fee Rate) on the amount of each such prepayment (any such reduction, "COMPENSATING INTEREST"). Any such shortfalls in interest as a result of prepayments in excess of the amount of Compensating Interest for a month will reduce the amount of interest available to be distributed to certificateholders from what would have been the case in the absence of such prepayments. See "Description of Certificates -- Interest" in this Prospectus Supplement.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance (any such advance, an "ADVANCE") prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the related Master Servicing Fee) which were due on the related due date and which were delinquent on the related Determination Date. Advances by the Master Servicer will be made from its own funds or funds in the Certificate Account that do not constitute Available Funds for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An "REO PROPERTY" is a mortgaged property that has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "DETERMINATION DATE" will be the fifth business day prior to that Distribution Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a required Advance will constitute an event of default and the Trustee (if it succeeds to the obligations of the Master Servicer under the Pooling Agreement) or the successor master servicer will be obligated to make the Advance, in accordance with the terms of the Pooling Agreement.

OPTIONAL TERMINATION

     The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "The Pooling and Servicing Agreement -- Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the Prospectus. In addition, the Depositor will have the option to purchase all remaining Mortgage Loans and other assets in the Trust Fund when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than 5% of the initial balance of the Mortgage Pool.

     Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distribution as described below under "Description of Certificates -- Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

     In no event will the trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and
(c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust Fund. The termination of the Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the REMIC.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("NORWEST BANK") will be the Trustee under the Pooling Agreement. Norwest Bank, a direct, wholly-owned subsidiary of Wells Fargo & Co., is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 (the "CORPORATE TRUST OFFICE"). Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Certificateholders and other interested parties should direct their inquires to the Minneapolis office. The telephone number of the Trustee in Minneapolis is (612) 667-9764. The Depositor, the Seller and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

VOTING RIGHTS

     Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

     - 99% of all voting rights will be allocated among the holders of the Class A Certificates and Subordinate Certificates based on the outstanding balances of their Certificates.

     - 1% of all voting rights will be allocated to the holders of the Class R Certificates based on their respective Percentage Interest in such class.

     The "PERCENTAGE INTEREST" of a Certificate is the percentage obtained by dividing the initial balance of such Certificate by the aggregate initial balance of such class.

--------------------------------------------------------------------------------

DESCRIPTION OF CERTIFICATES
--------------------------------------------------------------------------------

     The Certificates will consist of (i) the eight classes listed in the table on the cover of this Prospectus Supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this Prospectus Supplement.

     The Senior Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 95.75% in the Trust Fund and the Subordinate Certificates will evidence in the aggregate the remaining 4.25% undivided interest in the Trust Fund. The Class A-PO Certificates are principal-only certificates and are not entitled to distributions in respect of interest.

DENOMINATIONS AND FORM

     The Offered Certificates (other than the Class R Certificates) will be issuable in book-entry form only (the "BOOK-ENTRY CERTIFICATES"). The Class R Certificates will be issued in definitive, fully-registered form (the "DEFINITIVE CERTIFICATES"). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                                                  ORIGINAL         MINIMUM      INCREMENTAL
CLASS                                         CERTIFICATE FORM   DENOMINATION   DENOMINATION
-----                                         ----------------   ------------   ------------
Classes A-1 through A-3.....................  Book-Entry            $1,000           $1
Class A-PO..................................  Book-Entry           $25,000           $1
Class R.....................................  Definitive              $100          N/A
Classes B-1, B-2 and B-3....................  Book-Entry           $25,000           $1

BOOK-ENTRY CERTIFICATES

     Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or "certificateholder" of such Certificates, as such terms are used in this Prospectus Supplement. No beneficial owner acquiring an interest in a Book-Entry Certificate will be entitled to receive a Definitive Certificate representing their interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described in this Prospectus Supplement, all references to actions taken by certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references to distributions, notices, reports and statements to certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to beneficial owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT DTC PARTICIPANTS").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which beneficial owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners.

     Beneficial owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, beneficial owners will receive all distributions of principal and interest from the Trustee through DTC Participants. DTC will forward such distributions to its DTC Participants, which will forward them to Indirect DTC Participants or beneficial owners. Beneficial owners will not be recognized by the Trustee, the Master Servicer or any paying agent as certificateholders, as such term is used in the Pooling Agreement, and beneficial owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its DTC Participants.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions will be made by the Trustee to Cede & Co., as nominee for DTC.

     DTC has advised the Depositor that it will take any action permitted to be taken by a certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified voting rights only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified voting rights. DTC may take conflicting actions with respect to voting rights to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such voting rights authorize divergent action.

     None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the beneficial owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or (c) after the occurrence of an event of default under the Pooling Agreement, beneficial owners having voting rights aggregating not less than 51% of all voting rights evidenced by each Class of the Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC Participants of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "certificateholders" under the Pooling Agreement.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 25th day of each month (or, if not a business day, the next business day), commencing in December 1998 (each, a "DISTRIBUTION

DATE"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "RECORD DATE").

     Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you hold 100% of a class of Certificates or if you hold Certificates with an aggregate initial certificate balance of $1,000,000 or more and have notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee.

AVAILABLE FUNDS

     "AVAILABLE FUNDS" with respect to any Distribution Date will be equal to the sum of:

        (i) all scheduled installments of interest (net of the related Master Servicing Fee) and principal due on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest;

        (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (collectively, "LIQUIDATION PROCEEDS"), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

        (iii) all partial or full prepayments received during the calendar month preceding the month of such Distribution Date; and

        (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan or amounts received in connection with the optional termination of the Trust Fund as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

PRIORITY OF DISTRIBUTIONS

     As more fully described herein, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

        (i) to the Trustee an amount in payment for its services for such Distribution Date;

        (ii) to interest on each class of Senior Certificates (other than the Class A-PO Certificates);

        (iii) to the classes of Senior Certificates entitled to receive distributions of principal, as described below under "-- Principal," to pay principal;

        (iv) to the Class A-PO Certificates, to pay any Class A-PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates;

        (v) to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class B-1 Certificates; and

        (vi) to the Class R Certificates, any remaining amounts;

in each case subject to the limitations set forth below under "-- Interest" and "-- Principal."

INTEREST

     The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth in the table on the cover of this Prospectus Supplement.

     On each Distribution Date, to the extent of Available Funds, each class of Certificates (other than the Class A-PO Certificates) will be entitled to receive interest (as to each class, the "INTEREST DISTRIBUTION AMOUNT") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates (other than the Class A-PO Certificates) will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed. The Class A-PO Certificates are principal-only certificates and will not bear interest.

     The interest entitlement described in clause (i) above for each class of Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date. With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of (a) a Relief Act Reduction or (b) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the amounts of coverage provided by the Subordinate Certificates for those types of losses and (ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of Certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "RELIEF ACT REDUCTION" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any Distribution Date, the "NET PREPAYMENT INTEREST SHORTFALL" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds Compensating Interest for such period. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a mortgagor in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related mortgage interest rate (net of the related Master Servicing Fee Rate) on the amount of such prepayment.

     Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates (other than the Class A-PO Certificates) on the basis of the related class balance immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year of twelve 30-day months.

     If on a particular Distribution Date, Available Funds applied in the order described above under "-- Priority of Distributions" are not sufficient to make a full distribution of the Interest Distribution Amount for each class of Certificates, interest will be distributed on each class of Certificates of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the

Interest Distribution Amount that holders of that class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

     With respect to each Distribution Date, the "INTEREST ACCRUAL PERIOD" for each class of Certificates (other than the Class A-PO Certificates) will be the calendar month preceding the month in which the Distribution Date occurs.

PRINCIPAL

     On each Distribution Date, certificateholders will be entitled to receive principal distributions from Available Funds to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above.

     All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Class A-PO Certificates) and the Subordinate Certificates and (ii) the Class A-PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "NON-PO PERCENTAGE" with respect to any Mortgage Loan with a Net Mortgage Rate less than 6.25% (each such Mortgage Loan, a "DISCOUNT MORTGAGE LOAN") will be equal to the Net Mortgage Rate thereof divided by 6.25%. The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.25% (each such Mortgage Loan, a "PREMIUM MORTGAGE LOAN") will be 100%.

     The "PO PERCENTAGE" with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be 0%.

     The "NET MORTGAGE RATE" of a Mortgage Loan is the excess of its mortgage interest rate over applicable Expense Fee Rate.

Non-PO Principal Amount

     On each Distribution Date, the Non-PO Principal Amount will be distributed
(i) as principal of the Senior Certificates (other than the Class A-PO Certificates) in an amount up to the Senior Principal Distribution Amount and
(ii) as principal of the Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount.

     The "NON-PO PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of the applicable Non-PO Percentage of:

        (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date;

        (b) the principal portion of the Purchase Price of each Mortgage Loan that was repurchased by the Seller or the Depositor pursuant to the Pooling Agreement as of that Distribution Date;

        (c) any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan received with respect to that Distribution Date;

        (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

        (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

        (f) all partial and full principal prepayments by mortgagors received during the calendar month preceding the month of that Distribution Date.

Senior Principal Distribution Amount

     On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for such Distribution Date and (b) the product of
(1) Available Funds remaining after payment of funds due to the Trustee and distributions of interest on the Senior Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the PO Principal Amount and the Senior Principal Distribution Amount, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority (percentages set forth are approximate):

        (i) first, to the Class R Certificates, until their class balance has been reduced to zero;

        (ii) second, to the Class A-3 Certificates, up to the Class A-3 Principal Distribution Amount, until their class balance has been reduced to zero;

        (iii) third, to the Class A-1 Certificates, until their class balance has been reduced to zero;

        (iv) fourth, to the Class A-2 Certificates, until their class balance has been reduced to zero; and

        (v) fifth, to the Class A-3 Certificates, until their class balance has been reduced to zero.

     The preceding distribution priorities will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Certificates (other than the Class A-PO Certificates) will be distributed, concurrently, as principal of the classes of Senior Certificates (other than the Class A-PO Certificates) pro rata in accordance with their respective balances immediately prior to that Distribution Date.

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate balance of the Subordinate Certificates has been reduced to zero.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of:

        (a) the Senior Percentage of the applicable Non-PO Percentage of the amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for that Distribution Date; and

        (b) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for that Distribution Date;

provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Debt Service Reduction.

     "STATED PRINCIPAL BALANCE" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

     The "POOL PRINCIPAL BALANCE" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the due date in the month preceding the month of such Distribution Date.

     The "SENIOR PERCENTAGE" for any Distribution Date will equal (i) the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date, divided by (ii) the aggregate Class Certificate Balance of the Certificates (other than the Class A-PO Certificates) immediately prior to such date.

     The "SUBORDINATE PERCENTAGE" for any Distribution Date will equal 100% minus the Senior Percentage for such date.

     As of the Cut-off Date, the Senior Percentage and the Subordinate Percentage are expected to be approximately 95.7493% and 4.2507%, respectively.

     The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the periods set forth below will be as follows:

DISTRIBUTION DATE OCCURRING IN                                    SENIOR PREPAYMENT PERCENTAGE
------------------------------                                    ----------------------------
December 1998 through November 2003.........................  100%;
December 2003 through November 2004.........................  the Senior Percentage, plus 70% of the Subordinate Percentage;
December 2004 through November 2005.........................  the Senior Percentage, plus 60% of the Subordinate Percentage;
December 2005 through November 2006.........................  the Senior Percentage, plus 40% of the Subordinate Percentage;
December 2006 through November 2007.........................  the Senior Percentage, plus 20% of the Subordinate Percentage; and
December 2007 and thereafter................................  the Senior Percentage;

provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     No decrease in the Senior Prepayment Percentage will occur, however, if as of the first Distribution Date as to which any such decrease applied, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Subordinate Certificates (averaged over the preceding six-month period), is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate balance of the Subordinate Certificates as of the Closing Date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE") indicated below:

                                                                 PERCENTAGE OF
                                                              ORIGINAL SUBORDINATE
DISTRIBUTION DATE OCCURRING IN                                 PRINCIPAL BALANCE
------------------------------                                --------------------
December 2003 through November 2004.........................           30%
December 2004 through November 2005.........................           35%
December 2005 through November 2006.........................           40%
December 2006 through November 2007.........................           45%
December 2007 and thereafter................................           50%

     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class A-PO Certificates) while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates (other than the Class A-PO Certificates) is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The "SUBORDINATE PREPAYMENT PERCENTAGE" as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such date.

     If on any Distribution Date the allocation to any class of Senior Certificates (other than the Class A-PO Certificates) then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

Class A-3 Principal Distribution Amount

     On each Distribution Date prior to the Senior Credit Support Depletion Date, Available Funds, up to the Class A-3 Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-3 Certificates.

     The "CLASS A-3 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the lesser of (i) the class balance of the Class A-3 Certificates and
(ii) the product of (a) the Class A-3 Shift Percentage, (b) the Class A-3 Percentage and (c) the Senior Principal Distribution Amount.

     The "CLASS A-3 PERCENTAGE" for any Distribution Date will equal (i) the class balance of the Class A-3 Certificates, divided by (ii) the aggregate class balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date.

     The "CLASS A-3 SHIFT PERCENTAGE" for any Distribution Date will be the percentage indicated below:

                                                                 CLASS A-3
DISTRIBUTION DATE OCCURRING IN                                SHIFT PERCENTAGE
------------------------------                                ----------------
December 1998 through November 2003.........................          0%
December 2003 through November 2004.........................         30%
December 2004 through November 2005.........................         40%
December 2005 through November 2006.........................         60%
December 2006 through November 2007.........................         80%
December 2007 and thereafter................................        100%

Class A-PO Principal Distribution Amount

     On each Distribution Date, distributions of principal of the Class A-PO Certificates will be made in an amount (the "CLASS A-PO PRINCIPAL DISTRIBUTION AMOUNT") equal to the lesser of:

        (a) the PO Principal Amount for such Distribution Date; and

        (b) the product of (1) Available Funds remaining after distribution of funds due to the Trustee and interest on the Senior Certificates and (2) a fraction, the numerator of which is the PO Principal Amount and the denominator of which is the sum of the PO Principal Amount and the Senior Principal Distribution Amount.

     The "PO PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of the applicable PO Percentage of:

        (a) all monthly payments of principal due on each Discount Mortgage Loan on the related Due Date;

        (b) the principal portion of the Purchase Price of each Discount Mortgage Loan that was repurchased by the Seller or the Depositor pursuant to the Pooling Agreement as of such Distribution Date;

        (c) any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan that was a Discount Mortgage Loan received with respect to such Distribution Date;

        (d) any Liquidation Proceeds allocable to recoveries of principal of Discount Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date;

        (e) with respect to each Discount Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Discount Mortgage Loan; and

        (f) all partial and full principal prepayments by mortgagors on Discount Mortgage Loans received during the calendar month preceding such Distribution Date;

provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Debt Service Reduction.

Subordinate Principal Distribution Amount

     On each Distribution Date, to the extent of remaining Available Funds, the Subordinate Principal Distribution Amount will be distributed as principal of the Subordinate Certificates. Except as provided in the next paragraph, each class of Subordinate Certificates will be entitled to receive its pro rata share of the Subordinate Principal Distribution Amount (based on its class balance), in each case to the extent of the amount available from Available Funds for distribution of principal on that class. Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date.

     With respect to each class of Subordinate Certificates, if on any Distribution Date the Credit Support Percentage is less than the Credit Support Percentage for that class on the Closing Date, no distribution of principal will be made to any classes junior to that class (the "RESTRICTED CLASSES") and the amount otherwise distributable to the Restricted Classes in respect of principal will be allocated among the classes of Subordinate Certificates that are not Restricted Classes pro rata, based upon their respective balances, and distributed in the order described above. The "CREDIT SUPPORT PERCENTAGE" with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate balance of all the Certificates immediately prior to such Distribution Date.

     The approximate Credit Support Percentages for the Subordinate Certificates on the Closing Date are expected to be as follows:

Class B-1...................................................    2.10%
Class B-2...................................................    1.25%
Class B-3...................................................    0.80%
Class B-4...................................................    0.45%
Class B-5...................................................    0.25%
Class B-6...................................................    0.00%

     The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of:

        (a) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date; and

        (b) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date;

provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of that Debt Service Reduction.

Residual Certificates

     The Residual Certificates will remain outstanding for so long as the Trust Fund exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class R Certificates will be entitled to receive any Available Funds remaining after the payment of interest and principal on the Senior Certificates and Class A-PO Deferred Amounts on the Class A-PO Certificates and interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class A-PO Certificates until their class balance is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a "CLASS A-PO DEFERRED AMOUNT." To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, Class A-PO Deferred Amounts will be paid on the Class A-PO Certificates prior to distributions of principal on the Subordinate Certificates. Any distribution of Available Funds in respect of unpaid Class A-PO Deferred Amounts will not further reduce the class balance of the Class A-PO Certificates. The Class A-PO Deferred Amounts will not bear interest. The class balance of the class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class A-PO Deferred Amounts. Any excess of the Class A-PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class to reduce its class balance and so on, as necessary. After the Senior Credit Support Depletion Date, no new Class A-PO Deferred Amounts will be created. In addition, the class balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class balances of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the due date occurring in the month of such Distribution Date.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class A-PO Certificates) pro rata based upon their respective class balances.

     On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the classes of Senior Certificates (other than the Class A-PO Certificates) and the Subordinate Certificates based upon their respective class balances.

     Because principal distributions are paid to certain classes of Senior Certificates (other than the Class A-PO Certificates) before other classes of Senior Certificates, holders of those Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "REALIZED LOSS" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentations. See "Credit Support" in this Prospectus Supplement.

     As used in this Prospectus Supplement, a "DEFICIENT VALUATION" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or
(ii) scheduled Monthly Payments are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable Liquidation Proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Credit Support -- Special Hazard Insurance Policies." See "Credit Support" in this Prospectus Supplement.

LAST SCHEDULED DISTRIBUTION DATE

     The "LAST SCHEDULED DISTRIBUTION DATE" for each class of Offered Certificates, which is set forth on the cover of this Prospectus Supplement, is the latest date on which the class balance is expected to be reduced to zero, and has been calculated on the basis of the Modeling Assumptions described below under "Prepayment and Yield Considerations -- Assumptions Relating to Tables" except for the additional assumption that no prepayments are received with respect to the Mortgage Loans. Since the rate of distributions in reduction of the class balance on each class of Offered Certificates will depend on the rate of payments of principal (including principal prepayments) of the Mortgage Loans as well as the frequency and severity of losses experienced by the Trust Fund, the class balance of any such class could reach zero significantly earlier or later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus.

RESTRICTIONS ON TRANSFER OF THE CLASS R
   CERTIFICATES

     The Class R Certificates will be subject to the following restrictions on transfer, and the Class R Certificates will contain a legend describing such restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" (as defined in the Prospectus)) with respect to the Class R Certificates to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

     The Pooling Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred to or registered in the name of any person unless:

     - the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class R Certificates as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

     - the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

     Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class R Certificates in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class R Certificates as such taxes become due and (d) will not transfer the Class R Certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

     In addition, the Class R Certificates may not be purchased by or transferred to any person that is not a U.S. Person, unless:

     - such person holds its Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224; or

     - the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificates will not be disregarded for federal income tax purposes.

     The term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     THE POOLING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

     Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual
Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

     THE CLASS R CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY BENEFIT PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF SUCH BENEFIT PLAN.

     See "Benefit Plan Considerations" in this Prospectus Supplement and in the Prospectus.

RESTRICTIONS ON TRANSFER OF THE CLASS B
   CERTIFICATES

     Under current law the purchase and holding of the Class B Certificates by or on behalf of a Benefit Plan may result in "prohibited transactions" within the meaning of ERISA, Section 4975 of the Code or Similar Law. Transfer of the Class B Certificates will not be made unless the transferee delivers to the Trustee either:

        (a) a representation letter, in form and substance satisfactory to the Trustee, stating that:

           (1) it is not, and is not acting on behalf of, any such Benefit Plan or using the assets of any such Benefit Plan to effect such purchase; or

           (2) if it is an insurance company, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), that there is no Benefit Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Benefit Plan and all other Benefit Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition and that all Benefit Plans that have an interest in such general account are Benefit Plans to which PTCE 95-60 applies; or

        (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Master Servicer, to the effect that the purchase or holding of the Class B Certificates by or on behalf of such Benefit Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Depositor, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement.

     The Class B Certificates will contain a legend describing these restrictions on transfer.

     THE POOLING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

     See "Benefit Plan Considerations" in this Prospectus Supplement and in the Prospectus.

--------------------------------------------------------------------------------

PREPAYMENT AND YIELD CONSIDERATIONS
--------------------------------------------------------------------------------

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of their numerical designations), and then by the Senior Certificates.

     Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinate Certificates, as described in this Prospectus Supplement under "Description of Certificates -- Allocation of Losses," Excess Losses will be borne by all classes of Certificates in the manner set forth in that section. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

     The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

PREPAYMENT CONSIDERATIONS AND RISKS

     Because principal payments on the Mortgage Loans will be distributed to certificateholders as they are received from mortgagors, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates (other than the Class A-PO Certificates) and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

     - In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

     - Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

     As described in this Prospectus Supplement under "Description of Certificates -- Principal," the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments (excluding for this purpose, liquidations due to default, casualty, condemnation and the like) initially will be distributed to holders of the classes of Senior Certificates (other than the Class A-PO Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to holders of the Senior Certificates (other than the Class A-PO Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     As described in this Prospectus Supplement under "Description of Certificates -- Principal," unless the balances of the other Class A Certificates (other than the Class A-PO Certificates) have been reduced to zero, the Class A-3 Certificates will not be entitled to any distributions of principal for five years following the Closing Date, and during the following five years the percentage of principal payments allocated to the Class A-3 Certificates will gradually increase.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement including any optional termination of the Trust Fund by the Depositor. See "The Pooling and Servicing Agreement -- Optional Termination" in this Prospectus Supplement for a description of the Depositor's option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Pool is less than 5% of the initial balance of the Mortgage Pool. The Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the classes of Offered Certificates.

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. The Master Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law. Each mortgage note which contains "due-on-sale" provisions permits the holder of the mortgage note to accelerate the maturity of the Mortgage Loan upon conveyance by the mortgagor of the underlying mortgaged property. The Master Servicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the Master Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of the Offered Certificates.

ASSUMPTIONS RELATING TO TABLES

     The tables beginning on page S-46 (the "DECREMENT TABLES") have been prepared on the basis of the following assumptions (the "MODELING ASSUMPTIONS"):

        (a) the Mortgage Pool consists of two hypothetical mortgage loans having the following characteristics:

     UNPAID           MORTGAGE      REMAINING TERM     AGE
PRINCIPAL BALANCE   INTEREST RATE      (MONTHS)      (MONTHS)
-----------------   -------------   --------------   --------
 $  5,467,251.80    6.4553261787%        359            1
 $299,448,081.43    7.0994698979%        359            1

        (b) the initial balances and pass-through rates for the Offered Certificates are as set forth on the cover;

        (c) there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

        (d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on December 1, 1998;

        (e) there are no partial prepayments and all prepayments in full are received, together with a 30 days' interest thereon, on the last day of each month beginning in November 1998;

        (f) the Mortgage Loans prepay at the indicated percentages of PSA;

        (g) optional termination of the Trust Fund does not occur;

        (h) no Mortgage Loans are required to be repurchased from the Trust Fund and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust Fund on the Closing Date;

        (i) the Certificates are issued on the Closing Date;

        (j) cash payments on the Certificates are received on the 25th day of each month beginning in December 1998 in accordance with the priorities and amounts described in this Prospectus Supplement under "Description of Certificates"; and

        (k) the Expense Fee Rate for each Mortgage Loan is 0.26%.

     Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED
   CERTIFICATES

     Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables set forth below.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the Prepayment Standard Assumption ("PSA"), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "275% PSA" assumes prepayment rates equal to 275% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under "-- Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Mortgage Pool and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in the Mortgage Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the class balance of an Offered Certificate could be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which includes many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of PSA specified.

     Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of the PSA.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                            CLASS A-1                                    CLASS A-2
                            ------------------------------------------   ------------------------------------------
DISTRIBUTION DATE             0%      100%     275%     400%     500%      0%      100%     275%     400%     500%
-----------------           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage........     100      100      100      100      100      100      100      100      100      100
November 25, 1999.........      99       97       94       91       90      100      100      100      100      100
November 25, 2000.........      98       91       80       73       67      100      100      100      100      100
November 25, 2001.........      96       83       63       50       40      100      100      100      100      100
November 25, 2002.........      95       76       48       32       21      100      100      100      100      100
November 25, 2003.........      93       69       36       18        8      100      100      100      100      100
November 25, 2004.........      92       62       26       10        *      100      100      100      100      100
November 25, 2005.........      90       57       19        4        0      100      100      100      100       27
November 25, 2006.........      88       51       14        *        0      100      100      100      100        0
November 25, 2007.........      86       47       10        0        0      100      100      100       72        0
November 25, 2008.........      84       43        7        0        0      100      100      100       53        0
November 25, 2009.........      82       39        5        0        0      100      100      100       40        0
November 25, 2010.........      80       35        3        0        0      100      100      100       29        0
November 25, 2011.........      77       31        1        0        0      100      100      100       22        0
November 25, 2012.........      75       28        *        0        0      100      100      100       16        0
November 25, 2013.........      72       25        0        0        0      100      100       84       12        0
November 25, 2014.........      69       22        0        0        0      100      100       67        9        0
November 25, 2015.........      66       19        0        0        0      100      100       54        6        0
November 25, 2016.........      62       17        0        0        0      100      100       43        4        0
November 25, 2017.........      58       14        0        0        0      100      100       34        3        0
November 25, 2018.........      54       12        0        0        0      100      100       26        2        0
November 25, 2019.........      50       10        0        0        0      100      100       20        2        0
November 25, 2020.........      46        8        0        0        0      100      100       16        1        0
November 25, 2021.........      41        6        0        0        0      100      100       12        1        0
November 25, 2022.........      35        4        0        0        0      100      100        9        1        0
November 25, 2023.........      30        2        0        0        0      100      100        6        *        0
November 25, 2024.........      23        1        0        0        0      100      100        4        *        0
November 25, 2025.........      17        0        0        0        0      100       80        3        *        0
November 25, 2026.........      10        0        0        0        0      100       51        2        *        0
November 25, 2027.........       2        0        0        0        0      100       24        1        *        0
November 25, 2028.........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life
  (in years)(1)...........   19.23    10.02     4.61     3.32     2.80    29.65    28.11    18.35    11.27     6.77

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.
  * Less than 0.5%, but greater than zero.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                            CLASS A-3                                    CLASS A-PO
                            ------------------------------------------   ------------------------------------------
DISTRIBUTION DATE             0%      100%     275%     400%     500%      0%      100%     275%     400%     500%
-----------------           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage........     100      100      100      100      100      100      100      100      100      100
November 25, 1999.........     100      100      100      100      100       99       97       95       93       91
November 25, 2000.........     100      100      100      100      100       98       92       84       77       73
November 25, 2001.........     100      100      100      100      100       96       86       69       59       51
November 25, 2002.........     100      100      100      100      100       95       80       57       44       35
November 25, 2003.........     100      100      100      100      100       94       74       47       33       24
November 25, 2004.........     100       98       94       91       88       92       68       38       25       17
November 25, 2005.........      99       95       86       80       74       90       63       32       18       11
November 25, 2006.........      98       90       76       66       55       89       58       26       14        8
November 25, 2007.........      96       84       65       52       37       87       53       21       10        5
November 25, 2008.........      94       78       53       38       25       85       49       17        8        4
November 25, 2009.........      92       71       43       29       17       82       45       14        6        3
November 25, 2010.........      90       65       35       21       12       80       41       11        4        2
November 25, 2011.........      87       59       28       16        8       78       37        9        3        1
November 25, 2012.........      84       54       23       11        5       75       34        7        2        1
November 25, 2013.........      81       49       19        8        4       72       31        6        2        1
November 25, 2014.........      78       44       15        6        2       69       28        5        1        *
November 25, 2015.........      75       40       12        4        2       66       25        4        1        *
November 25, 2016.........      71       36        9        3        1       63       22        3        1        *
November 25, 2017.........      67       32        7        2        1       59       20        2        *        *
November 25, 2018.........      63       28        6        2        *       55       17        2        *        *
November 25, 2019.........      58       24        5        1        *       51       15        1        *        *
November 25, 2020.........      53       21        3        1        *       47       13        1        *        *
November 25, 2021.........      48       18        3        1        *       42       11        1        *        *
November 25, 2022.........      43       15        2        *        *       37        9        1        *        *
November 25, 2023.........      37       12        1        *        *       32        7        *        *        *
November 25, 2024.........      30        9        1        *        *       26        6        *        *        *
November 25, 2025.........      23        7        1        *        *       20        4        *        *        *
November 25, 2026.........      16        4        *        *        *       14        3        *        *        *
November 25, 2027.........       8        2        *        *        *        7        1        *        *        *
November 25, 2028.........       0        0        0        0        0        0        0        0        0        0
Weighted Average Life
  (in years)(1)...........   21.45    15.88    11.41     9.86     8.85    19.53    11.41     6.08     4.55     3.81

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.
  * Less than 0.5%, but greater than zero.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                        CLASS B-1, CLASS B-2 AND CLASS B-3
                                                    ------------------------------------------
DISTRIBUTION DATE                                     0%      100%     275%     400%     500%
-----------------                                   ------   ------   ------   ------   ------
Initial Percentage................................     100      100      100      100      100
November 25, 1999.................................      99       99       99       99       99
November 25, 2000.................................      98       98       98       98       98
November 25, 2001.................................      97       97       97       97       97
November 25, 2002.................................      96       96       96       96       96
November 25, 2003.................................      94       94       94       94       94
November 25, 2004.................................      93       91       88       85       83
November 25, 2005.................................      91       87       80       75       71
November 25, 2006.................................      90       83       71       63       57
November 25, 2007.................................      88       77       60       49       42
November 25, 2008.................................      86       71       49       37       29
November 25, 2009.................................      84       65       40       27       20
November 25, 2010.................................      82       60       33       20       13
November 25, 2011.................................      79       54       26       15        9
November 25, 2012.................................      77       50       21       11        6
November 25, 2013.................................      74       45       17        8        4
November 25, 2014.................................      71       41       14        6        3
November 25, 2015.................................      68       36       11        4        2
November 25, 2016.................................      65       33        9        3        1
November 25, 2017.................................      61       29        7        2        1
November 25, 2018.................................      57       25        5        2        1
November 25, 2019.................................      53       22        4        1        *
November 25, 2020.................................      49       19        3        1        *
November 25, 2021.................................      44       16        2        1        *
November 25, 2022.................................      39       13        2        *        *
November 25, 2023.................................      33       11        1        *        *
November 25, 2024.................................      27        8        1        *        *
November 25, 2025.................................      21        6        1        *        *
November 25, 2026.................................      14        4        *        *        *
November 25, 2027.................................       7        2        *        *        *
November 25, 2028.................................       0        0        0        0        0
Weighted Average Life
  (in years)(1)...................................   19.92    14.86    10.84     9.48     8.77

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.
  * Less than 0.5%, but greater than zero.

                PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                                     CLASS R
                                                    ------------------------------------------
DISTRIBUTION DATE                                     0%      100%     275%     400%     500%
-----------------                                   ------   ------   ------   ------   ------
Initial Percentage................................     100      100      100      100      100
November 25, 1999.................................       0        0        0        0        0
November 25, 2000.................................       0        0        0        0        0
November 25, 2001.................................       0        0        0        0        0
November 25, 2002.................................       0        0        0        0        0
November 25, 2003.................................       0        0        0        0        0
November 25, 2004.................................       0        0        0        0        0
November 25, 2005.................................       0        0        0        0        0
November 25, 2006.................................       0        0        0        0        0
November 25, 2007.................................       0        0        0        0        0
November 25, 2008.................................       0        0        0        0        0
November 25, 2009.................................       0        0        0        0        0
November 25, 2010.................................       0        0        0        0        0
November 25, 2011.................................       0        0        0        0        0
November 25, 2012.................................       0        0        0        0        0
November 25, 2013.................................       0        0        0        0        0
November 25, 2014.................................       0        0        0        0        0
November 25, 2015.................................       0        0        0        0        0
November 25, 2016.................................       0        0        0        0        0
November 25, 2017.................................       0        0        0        0        0
November 25, 2018.................................       0        0        0        0        0
November 25, 2019.................................       0        0        0        0        0
November 25, 2020.................................       0        0        0        0        0
November 25, 2021.................................       0        0        0        0        0
November 25, 2022.................................       0        0        0        0        0
November 25, 2023.................................       0        0        0        0        0
November 25, 2024.................................       0        0        0        0        0
November 25, 2025.................................       0        0        0        0        0
November 25, 2026.................................       0        0        0        0        0
November 25, 2027.................................       0        0        0        0        0
November 25, 2028.................................       0        0        0        0        0
Weighted Average Life
  (in years)(1)...................................    0.09     0.09     0.09     0.09     0.09

---------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial balance of that class.

YIELD ON THE CLASS A-PO CERTIFICATES

     The Class A-PO Certificates are principal-only certificates and will not be entitled to receive distributions of interest in respect of the Mortgage Loans. As a result, the Class A-PO Certificates will be offered at a substantial discount to their original principal amount.

     The significance of the effects of prepayments on the Class A-PO Certificates is illustrated in the following table entitled "Sensitivity of the Class A-PO Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class A-PO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class A-PO Certificates are purchased on the Closing Date at an assumed purchase price equal to 72.00% of their balance.

     AS INDICATED IN THE FOLLOWING TABLE, BECAUSE THE CLASS A-PO CERTIFICATES REPRESENT THE RIGHT TO RECEIVE ONLY A PORTION OF THE PRINCIPAL RECEIVED WITH RESPECT TO THE DISCOUNT MORTGAGE LOANS, THE YIELD TO MATURITY ON THE CLASS A-PO CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS.

     It is not likely that the Discount Mortgage Loans will prepay at a constant rate until maturity, that all of the Discount Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-PO Certificate and there can be no assurance that the pre-tax yield to you in the Class A-PO Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class A-PO Certificate.

           SENSITIVITY OF THE CLASS A-PO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                               PERCENTAGE OF PSA
                                                      ------------------------------------
                                                       0%     100%    275%    400%    500%
                                                      ----    ----    ----    ----    ----
Class A-PO Certificates.............................  1.74%   3.15%   6.07%   8.09%   9.62%

     The yields set forth in the preceding table were calculated by (i) determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class A-PO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-PO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class A-PO Certificates and consequently does not purport to reflect the return on any investment in the Class A-PO Certificates when such reinvestment rates are considered.

YIELD ON THE CLASS R CERTIFICATES

     The after-tax rate of return to holders of the Class R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to those Certificates. If you hold a Class R Certificate, you may have tax liabilities during the early years of the REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class R Certificates may substantially exceed the present value of expected distributions on those certificates and of any tax benefits that may arise with respect to them.

Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

     If you own a Class R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class R Certificates on your after-tax rate of return. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement and in the Prospectus.

YIELD ON THE SUBORDINATE CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust Fund are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will be allocated to reduce the balance of the applicable class of Subordinate Certificates (as described in this Prospectus Supplement under "Description of Certificates -- Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate balance of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates (other than the Class A-PO Certificates), Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to holders of Class A-PO Certificates otherwise available for distribution on the Subordinate Certificates to the extent of reimbursement for Class A-PO Deferred Amounts. See "Description of
Certificates -- Allocation of Losses" in this Prospectus Supplement.

     If on any Distribution Date, the Credit Support Percentage for any class of Subordinate Certificates is less than its original Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of the classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

YIELD CONSIDERATIONS WITH RESPECT TO
   THE CLASS B-2 AND CLASS B-3 CERTIFICATES

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loan.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

     In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage Loans, as indicated in the tables below (referred to as a "LOSS SEVERITY PERCENTAGE") will occur at the time of liquidation, (ii) there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses and (iii) the Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 94.50% and 87.50%, in each case, of their balance plus accrued interest from November 1, 1998 to (but not including) the Closing Date.

     It is highly unlikely that the Mortgage Loans will have the precise characteristics referred to in this Prospectus Supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the Loss Severity Percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans may not correspond to any of the assumptions made in this Prospectus Supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

     The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent yields shown below. Implicit in the use of any discounted present value or internal rate or return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when reinvestment rates are considered.

           SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-2
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                         LOSS                  PERCENTAGE OF PSA
             PERCENTAGE                SEVERITY    ------------------------------------------
               OF SDA                 PERCENTAGE     0%      100%     275%     400%     500%
------------------------------------  ----------   ------   ------   ------   ------   ------
  0%................................       0%        6.84%    6.93%    7.05%    7.12%    7.16%
 50.................................      25         6.79     6.95     7.06     7.12     7.16
 50.................................      50         6.76     6.96     7.06     7.12     7.16
 75.................................      25         6.78     6.96     7.06     7.12     7.16
 75.................................      50         5.78     6.85     7.06     7.12     7.16
100.................................      25         6.76     6.97     7.06     7.12     7.16
100.................................      50         0.53     4.86     7.08     7.12     7.16
150.................................      25         5.90     6.86     7.06     7.12     7.16
150.................................      50       (32.66)  (25.26)    2.80     6.66     7.17

           SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF THE CLASS B-3
                CERTIFICATES TO PREPAYMENTS AND REALIZED LOSSES

                                         LOSS                  PERCENTAGE OF PSA
             PERCENTAGE                SEVERITY    ------------------------------------------
               OF SDA                 PERCENTAGE     0%      100%     275%     400%     500%
------------------------------------  ----------   ------   ------   ------   ------   ------
  0%................................       0%        7.61%    7.85%    8.15%    8.30%    8.40%
 50.................................      25         7.43     7.89     8.15     8.31     8.40
 50.................................      50         5.58     7.57     8.16     8.31     8.40
 75.................................      25         7.39     7.73     8.17     8.30     8.40
 75.................................      50       (21.64)    0.80     7.96     8.32     8.40
100.................................      25         5.71     7.58     8.16     8.31     8.40
100.................................      50       (35.27)  (29.42)    1.30     6.82     8.42
150.................................      25       (21.13)    1.27     8.10     8.32     8.41
150.................................      50       (55.05)  (51.04)  (41.84)  (30.57)   (2.66)

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

                           AGGREGATE REALIZED LOSSES

                                         LOSS                  PERCENTAGE OF PSA
             PERCENTAGE                SEVERITY    ------------------------------------------
               OF SDA                 PERCENTAGE     0%      100%     275%     400%     500%
------------------------------------  ----------   ------   ------   ------   ------   ------
 50%................................      25%        0.49%    0.39%    0.27%    0.22%    0.18%
 50.................................      50         0.98     0.77     0.54     0.44     0.37
 75.................................      25         0.73     0.58     0.41     0.33     0.28
 75.................................      50         1.46     1.15     0.81     0.65     0.55
100.................................      25         0.97     0.77     0.54     0.43     0.37
100.................................      50         1.94     1.53     1.08     0.87     0.74
150.................................      25         1.44     1.14     0.81     0.65     0.55
150.................................      50         2.88     2.28     1.61     1.29     1.10

     You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

--------------------------------------------------------------------------------

CREDIT SUPPORT
--------------------------------------------------------------------------------

     The rights of holders of each class of Class B Certificates to receive distributions of principal and interest are subordinated to such rights of holders of the Class A Certificates and the holders of each class of Class B Certificates with a lower numerical designation. For example, the holders of the Class B-2 Certificates will not receive principal or interest on a Distribution Date until the holders of the Class A and Class B-1 Certificates have received the amounts to which they are entitled on that Distribution Date. The subordination described above is intended to increase the likelihood of receipt by holders of the Class A Certificates and the holders of the Class B Certificates with lower numerical class designations of the amount to which they are entitled on any Distribution Date and to provide those holders with protection against Realized Losses, other than Excess Losses.

     The Class B Certificates also will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, as described below. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, will be allocated to the class of Class B Certificates then outstanding with the highest numerical class designation. In addition, the balance of that class of Class B Certificates will be reduced by the amount of distributions on the Class A-PO Certificates in reimbursement for Class A-PO Deferred Amounts.

     The Class B Certificates will provide protection to the classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount of approximately $3,049,153.33 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"), (ii) Bankruptcy Losses in an initial amount of approximately $100,000 (the "BANKRUPTCY LOSS COVERAGE AMOUNT") and (iii) Fraud Losses in an initial amount of approximately $3,049,153.33 (the "FRAUD LOSS COVERAGE AMOUNT").

     On any Distribution Date, the Special Hazard Loss Coverage Amount will be reduced to equal the lesser of (a) the greatest of (i) 1% of the scheduled balance of the Mortgage Pool, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balance of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area and (b) the initial Special Hazard Loss Coverage Amount less any Special Hazard Losses incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding the Distribution Date after giving effect to scheduled installments of principal and interest due on the Mortgage Loans, whether or not paid.

     For the period from the Closing Date through the first anniversary of the Cut-off Date, the Fraud Loss Coverage Amount equals the initial Fraud Loss Coverage Amount reduced by the cumulative amount of Fraud Losses allocated to the Certificates. After that period, the Fraud Loss Coverage Amount equals the lesser of (i) the initial Fraud Loss Coverage Amount reduced by the cumulative amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-off Date, 1% of the scheduled balance of the Mortgage Pool, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-off Date, 0.5% of the scheduled balance of the Mortgage Pool and (c) after the fifth anniversary of the Cut-off Date, zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Class B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced if the ratings of the Certificates assigned by the Rating Agencies are not adversely affected. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Class B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     The Senior Certificates (other than the Class A-PO Certificates) will receive 100% of the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans until the fifth anniversary of the first Distribution Date. During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Senior Percentage exceeds the initial Senior Percentage, the Senior Certificates (other than the Class A-PO Certificates) will be entitled to receive 100% of the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans. See "Description of Certificates -- Principal" in this Prospectus Supplement.

--------------------------------------------------------------------------------

USE OF PROCEEDS
--------------------------------------------------------------------------------

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

--------------------------------------------------------------------------------

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "CODE").

     - The Certificates other than the Class R Certificates will be designated as "regular interests" in the REMIC. All of the Certificates other than the Class R Certificates are "REGULAR CERTIFICATES" for purposes of the following discussion.

     - Class R Certificates will be designated as the sole class of "residual interests" in the REMIC.

     See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

REGULAR CERTIFICATES

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Class A-PO Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Certain Federal Income Tax Consequences" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 275% PSA. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the
Prospectus:

     - the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

     - the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

     - interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of
        Section 856(c)(3)(B) of the Code.

     See "Certain Federal Income Tax Consequences" in the Prospectus.

RESIDUAL CERTIFICATES

     If you hold a Class R Certificate, you must include the taxable income or loss of the REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from a Class R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the REMIC.

     You should consider carefully the tax consequences of any investment in Class R Certificates discussed in the Prospectus and should consult your tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences" in the Prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, a Class R Certificate will be treated as a "noneconomic" residual interest, and a "tax avoidance potential" residual interest. See "Certain Federal Income Tax
Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Interests",
"-- Foreign Investors" and "-- Mark to Market Regulations" in the Prospectus. Additionally, for information regarding Prohibited Transactions, see "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the REMIC Pool -- Prohibited Transactions" in the Prospectus.

BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding" in the Prospectus.

     The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "certificateholder" of record of the Offered Certificates (other than the Class R Certificates) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable DTC Participants and certain other persons to complete their reports.) See "Certain Federal Income Tax
Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Reporting Requirements" in the Prospectus.

--------------------------------------------------------------------------------

STATE TAXES
--------------------------------------------------------------------------------

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

     All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

--------------------------------------------------------------------------------

BENEFIT PLAN CONSIDERATIONS
--------------------------------------------------------------------------------

     A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an "IRA"), subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law ("SIMILAR LAW") which is similar to ERISA or the Code (collectively, a "BENEFIT PLAN") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "Benefit Plan Considerations" in the Prospectus.

     The U.S. Department of Labor has granted to NationsBank Corporation, the predecessor to BankAmerica Corporation, the corporate parent of NationsBanc Montgomery Securities LLC, an administrative exemption (Prohibited Transaction Exemption 93-31; Exemption Application No. D-9105) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Benefit Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and other Non-ERISA Plans (as defined in the Prospectus) which are subject to the prohibited transaction provisions of the Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations" in the Prospectus.

     The Underwriter believes that the Exemption will cover the acquisition and holding of the Senior Certificates (other than the Residual Certificates) by the Benefit Plans to which it applies and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

     Because the Class B Certificates are subordinated to the Senior Certificates, the Class B Certificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee stating either (a) that the transferee is not a Benefit Plan and is not acting on behalf of a Benefit Plan or using the assets of a Benefit Plan to effect such purchase or (b) subject to the conditions described in this Prospectus Supplement, that the source of funds used to purchase the Class B Certificates is an "insurance company general account" or (ii) an opinion of counsel and such other documentation as described in this Prospectus Supplement under "Description of Certificates -- Restrictions on Transfer of the Class B Certificates."

     Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTCE 83-1 described under "Benefit Plan Considerations" in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Benefit Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

     The Class R Certificates may not be purchased by or transferred to a Benefit Plan or a person acting on behalf of or investing assets of a Benefit Plan. See "Description of Certificates -- Restrictions on Transfer of the Class R Certificates" in this Prospectus Supplement.

--------------------------------------------------------------------------------

METHOD OF DISTRIBUTION
--------------------------------------------------------------------------------

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "UNDERWRITING AGREEMENT") between the Depositor and NationsBanc Montgomery Securities LLC (the "UNDERWRITER"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 99.45% of the initial balance of those Certificates plus accrued interest from November 1, 1998 to (but not including) the Closing Date, before deducting estimated expenses of $400,000 payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter is an affiliate of the Depositor, the Seller and the Master Servicer, and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter. This Prospectus Supplement and the Prospectus may be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions.

--------------------------------------------------------------------------------

LEGAL MATTERS
--------------------------------------------------------------------------------

     The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina. Cadwalader, Wickersham & Taft, New York, New York will pass upon certain legal matters on behalf of the Underwriter.

--------------------------------------------------------------------------------

CERTIFICATE RATINGS
--------------------------------------------------------------------------------

     At their issuance, each class of Offered Certificates is required to receive from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("FITCH") at least the rating set forth in the table appearing on the cover of this Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement.

     - S&P's and Fitch's ratings take into consideration the credit quality of the Mortgage Pool including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. S&P's and Fitch's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

     - The "r" symbol is appended to the rating by S&P of the Class A-PO Certificates because they are principal-only mortgage-backed securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks created by the terms of those Certificates. The absence of an "r" symbol in the ratings of the other Offered Certificates should not be taken as an indication those Certificates will exhibit no volatility or variability in total return.

     - S&P's and Fitch's ratings do not address the remote possibility that, in the event of the insolvency of the Seller, the sale of the Offered Certificates may be recharacterized as a financing and that, as a result of such recharacterization, the Offered Certificates may be accelerated. As a result, holders of the Offered Certificates might suffer a lower than anticipated yield.

     The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by S&P and Fitch.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

--------------------------------------------------------------------------------

INDEX TO DEFINED TERMS
--------------------------------------------------------------------------------

                                                              PAGE
                                                              ----
Advance.....................................................  S-26
Available Funds.............................................  S-30
Bankruptcy Loss Coverage Amount.............................  S-54
Bankruptcy Losses...........................................  S-38
Benefit Plan................................................  S-10, S-57
Book-Entry Certificates.....................................  S-27
Certificate Account.........................................  S-24
Certificates................................................  S-4
Class A Certificates........................................  S-4
Class A-3 Percentage........................................  S-35
Class A-3 Principal Distribution Amount.....................  S-35
Class A-3 Shift Percentage..................................  S-35
Class A-PO Deferred Amount..................................  S-37
Class A-PO Principal Distribution Amount....................  S-35
Class B Certificates........................................  S-4
Closing Date................................................  S-4
Code........................................................  S-10, S-55
Compensating Interest.......................................  S-25
Corporate Trust Office......................................  S-27
Credit Support Percentage...................................  S-36
Cut-off Date................................................  S-4
Debt Service Reduction......................................  S-38
Decrement Tables............................................  S-43
Deficient Valuation.........................................  S-38
Definitive Certificate......................................  S-27
Deleted Mortgage Loan.......................................  S-24
Depositor...................................................  S-4
Determination Date..........................................  S-26
Discount Mortgage Loan......................................  S-8, S-32
Distribution Account........................................  S-25
Distribution Date...........................................  S-4, S-29
DTC.........................................................  S-28
DTC Participant.............................................  S-28
Eligible Substitute Mortgage Loan...........................  S-24
ERISA.......................................................  S-10, S-57
Excess Losses...............................................  S-7, S-38
Exemption...................................................  S-57
Expense Fee Rate............................................  S-25
Expense Fees................................................  S-25
FHLMC.......................................................  S-15
FICO Scores.................................................  S-19
Fitch.......................................................  S-59
FNMA........................................................  S-15
Fraud Loss Coverage Amount..................................  S-54
Fraud Losses................................................  S-38
Indirect DTC Participants...................................  S-28
Interest Accrual Period.....................................  S-32

                                                              PAGE
                                                              ----
Interest Distribution Amount................................  S-31
IRA.........................................................  S-10, S-57
IRS.........................................................  S-57
Last Scheduled Distribution Date............................  S-39
Limited or Reduced Documentation Guidelines.................  S-20
Liquidated Mortgage Loan....................................  S-38
Liquidation Proceeds........................................  S-30
Loan-to-Value Ratio.........................................  S-15
Loss Severity Percentage....................................  S-52
Master Servicer.............................................  S-4, S-21
Master Servicing Fee........................................  S-25
Master Servicing Fee Rate...................................  S-25
Modeling Assumptions........................................  S-43
Mortgage File...............................................  S-23
Mortgage Loans..............................................  S-5, S-14
Mortgage Pool...............................................  S-5, S-14
Net Interest Shortfall......................................  S-31
Net Mortgage Rate...........................................  S-32
Net Prepayment Interest Shortfall...........................  S-31
NMCC........................................................  S-15
Non-Offered Certificates....................................  S-4
Non-PO Percentage...........................................  S-32
Non-PO Principal Amount.....................................  S-32
Norwest Bank................................................  S-26
Offered Certificates........................................  S-4
Original Subordinate Principal Balance......................  S-34
Percentage Interest.........................................  S-27
PO Percentage...............................................  S-32
PO Principal Amount.........................................  S-36
Pooling Agreement...........................................  S-4, S-23
Pool Principal Balance......................................  S-34
Premium Mortgage Loan.......................................  S-32
Prepayment Interest Shortfall...............................  S-31
Principal-Only Certificates.................................  S-4
PSA.........................................................  S-44
PTCE 95-60..................................................  S-40
Purchase Price..............................................  S-24
Realized Loss...............................................  S-38
Record Date.................................................  S-4, S-30
Regular Certificates........................................  S-55
Relief Act Reduction........................................  S-31
REMIC.......................................................  S-9, S-55
REO Property................................................  S-26
Residual Certificates.......................................  S-4
Restricted Classes..........................................  S-36
Rules.......................................................  S-28
S&P.........................................................  S-59
Sale Agreement..............................................  S-15
SDA.........................................................  S-52
Seller......................................................  S-4, S-21
Senior Certificates.........................................  S-4

                                                              PAGE
                                                              ----
Senior Credit Support Depletion Date........................  S-33
Senior Percentage...........................................  S-34
Senior Prepayment Percentage................................  S-34
Senior Principal Distribution Amount........................  S-33
Similar Law.................................................  S-10, S-57
SMMEA.......................................................  S-10
Special Hazard Loss Coverage Amount.........................  S-54
Special Hazard Losses.......................................  S-38
Special Hazard Mortgage Loan................................  S-38
Stated Principal Balance....................................  S-33
Subordinate Certificates....................................  S-4
Subordinate Percentage......................................  S-34
Subordinate Prepayment Percentage...........................  S-35
Subordinate Principal Distribution Amount...................  S-37
Substitution Adjustment Amount..............................  S-24
Trust Fund..................................................  S-4
Trustee.....................................................  S-4
Trustee Fee Rate............................................  S-25
Underwriter.................................................  S-58
Underwriting Agreement......................................  S-58
U.S. Person.................................................  S-40

PROSPECTUS

                      NATIONSBANC MONTGOMERY FUNDING CORP.
                                   DEPOSITOR

            MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

     THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN NATIONSBANC MONTGOMERY FUNDING CORP. OR ANY OF ITS AFFILIATES, EXCEPT AS SET FORTH BELOW. THESE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     Each Series of Certificates to be offered from time to time hereby and by Prospectus Supplements hereto will evidence the entire ownership interest in a trust fund (the "Trust Fund") that consists of a pool of Mortgage Loans and/or Mortgage Certificates (collectively, "Mortgage Assets"), as described below. The Prospectus Supplement relating to a particular Series of Certificates (the "Prospectus Supplement") will describe any forms of credit support (such as a pool policy, letter of credit, guaranty, surety bond, insurance contract or reserve fund) which may be applicable to a Series of Certificates and/or to the assets included in the related Trust Fund.

     Distributions of principal of and interest on each Series of Certificates will be made (to the extent of available funds) on each Distribution Date and allocated to the classes of such Series at the Certificate Rates, in the amounts and in the order specified in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement. Distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

     Mortgage Loans may be fixed- or adjustable-rate, first lien mortgage loans secured primarily by one- to four-family residences or shares in cooperative corporations and the related proprietary leases, purchased by the Depositor from certain seller or sellers specified in the related Prospectus Supplement (each, a "Seller"). The credit support (if any) for Mortgage Loans will be subject to the terms and conditions (including any limitations on amount) described in the related Prospectus Supplement. Mortgage Certificates may be (a) GNMA Certificates guaranteed as to full and timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), (b) Freddie Mac Certificates guaranteed as to timely payment of interest and ultimate collection (and, if so specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("Freddie Mac"), (c) Fannie Mae Certificates guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("Fannie Mae") or (d) Private Certificates issued and packaged by a mortgage lending or financial institution which may be affiliated with the Depositor. GNMA Certificates will be backed by the full faith and credit of the United States. Fannie Mae Certificates and Freddie Mac Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. The credit support (if any) for Private Certificates will be subject to the terms and conditions (including any limitations on amount) described in the related Prospectus Supplement. The only obligations of the Depositor and each Seller with respect to a Series of Certificates will be pursuant to their respective representations and warranties in connection with such Series. The principal obligations of the Master Servicer named in the related Prospectus Supplement will be limited to its contractual servicing obligations and to obligations pursuant to certain representations and warranties.

     An election may be made to treat a Trust Fund as a real estate mortgage investment conduit (a "REMIC"). See "Certain Federal Income Tax Consequences."

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

     Offers of the Certificates may be made through one or more different methods, as more fully described under "Plans of Distribution" herein and "Method of Distribution" in the related Prospectus Supplement.

     This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                                October 23, 1998

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered hereunder and thereunder will, among other things, set forth with respect to such Series: (i) a description of the class or classes of Certificates to be offered; (ii) the initial aggregate Certificate Balance of each class of Certificates included in such Series and offered by such Prospectus Supplement; (iii) the Certificate Rate (or the method of determining such Certificate Rate) of each class of such Certificates; (iv) the Last Scheduled Distribution Date of each class of such Certificates, if applicable;
(v) the method to be used to calculate the amount to be distributed as principal on each Distribution Date; (vi) the application of distributions of principal and interest to the classes of such Certificates and the allocation of the amounts to be so applied; (vii) whether an election will be made to treat the Trust Fund as a REMIC; (viii) certain information concerning the Mortgage Assets and any other assets included in the Trust Fund for such Series (including, in the case of Mortgage Loans: (a) the number of Mortgage Loans; (b) the geographic distribution of the Mortgage Loans; (c) the aggregate principal balance of the Mortgage Loans; (d) the types of dwelling constituting the Mortgaged Properties;
(e) the longest and shortest scheduled terms to maturity of the Mortgage Loans;
(f) the maximum principal balance of the Mortgage Loans; (g) the maximum LTV of the Mortgage Loans at origination; (h) the maximum and minimum Mortgage Rates borne by the Mortgage Loans; and (i) the aggregate principal balance of non-owner-occupied properties); (ix) the extent, nature and terms of any credit support applicable to such Series; (x) the method of distribution of the Certificates; and (xi) other specific terms of the offering.

     Any specific information with respect to the Mortgage Loans included in a Trust Fund (if any) that is not available for inclusion in the related Prospectus Supplement will be included in a Current Report on Form 8-K which will be filed with the Securities and Exchange Commission (the "SEC") within 15 days of the initial issuance of the related Series of Certificates.

                             ADDITIONAL INFORMATION

     The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W, Washington, D.C. 20549. Information on the operations of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of the Registration Statement and certain other information may also be reviewed at the Internet site maintained by the SEC which is located at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to:

                      NationsBanc Montgomery Funding Corp.
                          NationsBank Corporate Center
                        Charlotte, North Carolina 28255

                              Attention: Secretary
                           Telephone: (704) 386-2400

                               TABLE OF CONTENTS

                                   PAGE
                                   ----
Prospectus Supplement............     2
Additional Information...........     2
Incorporation of Certain
  Documents by Reference.........     3
Summary of the Prospectus........     6
The Trust Funds..................    14
  General........................    14
  The Mortgage Loans.............    14
  Mortgage Certificates..........    16
  Certificate Account............    20
  Minimum Prepayment Agreement...    21
  Minimum Reinvestment
     Agreement...................    21
Description of Certificates......    21
  General........................    21
  Distributions..................    22
  Categories of Classes of
     Certificates................    24
  Residual Certificates..........    26
  Advances.......................    27
  Reports to
     Certificateholders..........    27
  Special Distributions..........    28
Credit Support...................    28
  General........................    28
  Subordination..................    29
  Surety Bonds...................    29
  Mortgage Pool Insurance
     Policies....................    29
  Fraud Waiver...................    30
  Special Hazard Insurance
     Policies....................    31
  Bankruptcy Bonds...............    32
  Reserve Fund...................    32
  Cross Support..................    32
  Other Insurance, Guaranties,
     Letters of Credit and
     Similar Instruments or
     Agreements..................    33
Maturity, Prepayment
  Considerations and Weighted
  Average Life of Certificates...    33
The Depositor....................    34
Use of Proceeds..................    34
Mortgage Purchase Program........    34
The Pooling and Servicing
  Agreement......................    35
  Assignment of Mortgage Loans...    35
  Representations and
     Warranties..................    36
  Servicing......................    37
  Payments on Mortgage Loans.....    37
  Collection and Other Servicing
     Procedures..................    39
  Hazard Insurance...............    39

                                   PAGE
                                   ----
  Primary Mortgage Insurance.....    40
  Maintenance of Insurance
     Policies; Claims Thereunder
     and Other Realization Upon
     Defaulted Mortgage Loans....    40
  Servicing Compensation and
     Payment of Expenses.........    41
  Evidence as to Compliance......    41
  Certain Matters Regarding the
     Depositor, the Seller and
     the Master Servicer.........    42
  Events of Default..............    42
  Rights Upon Event of Default...    42
  Enforcement....................    43
  Amendment......................    43
  List of Certificateholders.....    43
  Termination; Repurchase of
     Mortgage Loans and Mortgage
     Certificates................    44
  The Trustee....................    44
Certain Legal Aspects of the
  Mortgage Loans.................    44
  Mortgages......................    44
  Cooperatives...................    45
  Land Sale Contracts............    45
  Foreclosure....................    46
  Rights of Redemption...........    48
  Anti-Deficiency Legislation and
     Other Limitations on
     Sellers.....................    48
  Due-on-Sale Clauses............    49
  Applicability of Usury Laws....    49
  Soldiers' and Sailors' Civil
     Relief Act..................    49
  Environmental Legislation......    50
Benefit Plan Considerations......    50
  General........................    50
  Certain ERISA and Code
     Requirements................    50
  ERISA Administrative
     Exemptions..................    52
  Non-ERISA Plans and Exempt
     Plans.......................    54
  Unrelated Business Taxable
     Income -- Residual
     Certificates................    54
  Investment Decision............    54
Legal Investment
  Considerations.................    55
Legal Matters....................    56
Certain Federal Income Tax
  Consequences...................    56

                                   PAGE
                                   ----
  Federal Income Tax Consequences
     for REMIC Certificates......    57
     General.....................    57
     Status of REMIC
       Certificates..............    57
     Qualification as a REMIC....    58
     Taxation of Regular
       Certificates..............    59
     Taxation of Residual
       Certificates..............    66
     Taxes that May Be Imposed on
       the REMIC Pool............    72
     Liquidation of the REMIC
       Pool......................    73
     Administrative Matters......    73
     Limitations on Deduction of
       Certain Expenses..........    73
     Taxation of Certain Foreign
       Investors.................    74
     Backup Withholding..........    75
     Reporting Requirements......    75

                                   PAGE
                                   ----
  Federal Income Tax Consequences
     for Certificates as to Which
     No REMIC Election Is Made...    76
     General.....................    76
     Tax Status..................    77
     Premium and Discount........    77
     Recharacterization of
       Servicing Fees............    78
     Sale or Exchange of
       Certificates..............    79
     Stripped Certificates.......    79
     Reporting Requirements and
       Backup Withholding........    82
     Taxation of Certain Foreign
       Investors.................    82
State Tax Considerations.........    82
Plans of Distribution............    83
Index to Defined Terms...........    84

                           SUMMARY OF THE PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of the Certificates of such Series. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY OF THE PROSPECTUS ARE DEFINED ELSEWHERE IN THE PROSPECTUS. SEE "INDEX TO DEFINED TERMS." THE PROSPECTUS SUPPLEMENT FOR EACH SERIES WILL SPECIFY THE EXTENT (IF ANY) TO WHICH THE TERMS OF SUCH SERIES OR THE RELATED TRUST FUND VARY FROM THE DESCRIPTION OF CERTIFICATES AND TRUST FUNDS IN GENERAL WHICH IS CONTAINED IN THIS PROSPECTUS.

Title of Security..........  Mortgage Pass-Through Certificates (the
                               "Certificates"), issuable in series (each, a "Series"). Each Series will be issued under a separate pooling agreement (each, a "Pooling Agreement").

Depositor..................  NationsBanc Montgomery Funding Corp. (the
                               "Depositor").

Seller.....................  The seller or sellers (each, a "Seller") for a particular Series will be named in the Prospectus Supplement relating to such Series (the "Prospectus Supplement"). A Seller may be an affiliate of the Depositor.

Trustee....................  The trustee (the "Trustee") for a particular Series will be named in the related Prospectus
                               Supplement.

Master Servicer............  The servicer and/or master servicer (the "Master
                               Servicer") for a particular Series will be named in the related Prospectus Supplement.

REMIC Servicer.............  The entity (the "REMIC Servicer"), if such duties are not performed by the Master Servicer or the Trustee, will be specified in the related Prospectus Supplement if a REMIC election is made with respect to the related Trust Fund. The REMIC Servicer may be the Depositor, the Master Servicer, the Trustee or an affiliate thereof.

Closing Date...............  The date (the "Closing Date") of the initial issuance of a Series, as specified in the related Prospectus Supplement.

Description of
  Certificates.............  Each Certificate will represent an ownership interest in a Trust Fund to be formed by the Depositor or in certain monthly payments with respect to such Trust Fund. Each Series of Certificates may contain one or more classes of certificates (the "Senior Certificates") which are senior in right of distribution to one or more classes of certificates (the "Subordinate Certificates") and may also contain one or more classes of the types described herein under "Description of Certificates -- Categories of Classes of Certificates" herein.

  A. Interest..............  Each class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable rate set forth (or determined as set forth) in the related Prospectus Supplement (the "Certificate Rate"), except for certain classes of Certificates that are only entitled to distributions of principal ("PO Certificates").

                             Accrued interest will be distributed (to the extent
                               of funds available therefor), at the times and in the manner specified in such Prospectus Supplement. Distributions of interest on any class of Accrual Certificates will commence at the time specified in such Prospectus Supplement; until then, interest on the Accrual Certificates will be added to the Certificate Balance thereof.

  B. Principal.............  Each class of Certificates of a Series will receive distributions of principal in the amounts, at the times and in the manner specified in the related Prospectus Supplement until its initial aggregate Certificate Balance has been fully amortized, except for certain classes of Certificates that are only entitled to distributions of interest ("IO Certificates"). Allocations of distributions of principal will be made to the Certificates of each class during the periods and in the order specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

                             Certificates of a Series with Distribution Dates
                               that are not monthly may receive Special
                               Distributions of principal on any Special
                               Distribution Date specified in the related
                               Prospectus Supplement. See "Description of
                               Certificates -- Special Distributions" herein.

C. Credit Support..........  The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit support as described in the related Prospectus Supplement. The protection against losses afforded by any such credit support may be limited. The type of credit support will be determined based on the characteristics of the Mortgage Assets in the related Trust Fund and other factors. See "Credit Support" herein.

     1. Subordination......  A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates. If so specified in the related Prospectus Supplement, certain classes of Subordinate Certificates may be senior to other Classes of Subordinate Certificates and be rated investment grade ("Mezzanine Certificates"). The rights of holders of the Subordinate Certificates of a Series ("Subordinate Certificateholders") to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of holders of the Senior Certificates of the same Series ("Senior Certificateholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of their scheduled monthly payments of principal and interest. The protection afforded to Senior Certificateholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinate Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to Subordinate Certificateholders; (ii) reducing the ownership interest of the related Subordinate Certificates; (iii) a combination of clauses (i) and (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the mortgagor. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

     2. Reserve Fund.......  One or more reserve funds (the "Reserve Fund") may be established and maintained for each Series.

                             The related Prospectus Supplement will specify
                               whether or not any such Reserve Fund will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.

     3. Surety Bond........  A surety bond or bonds may be obtained and maintained for a Series or certain classes thereof, which will, subject to certain conditions and limitations, guaranty payments of all or limited amounts of principal and interest due on the classes of such Series or certain classes thereof.

     4. Mortgage Pool
         Insurance
         Policy............  A mortgage pool insurance policy or policies (the
                               "Mortgage Pool Insurance Policy"), may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Trust Fund as of the first day of the month of issuance of the related Series or such other date as is specified in the related Prospectus Supplement (the "Cut-off Date").

     5. Fraud Waiver.......  If so specified in the related Prospectus
                               Supplement, a letter may be obtained from the issuer of a Mortgage Pool Insurance Policy (the "Waiver Letter") waiving its right to deny a claim or rescind coverage under the related Mortgage Pool Insurance Policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the issuer of the Mortgage Pool Insurance Policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the Mortgage Pool Insurance Policy (each such amount, a "Fraud Loss") under the terms of the Waiver Letter. The maximum aggregate amount of Fraud Losses covered under the Waiver Letter and the period of time during which such coverage will be provided will be specified in the related Prospectus Supplement.

     6. Special Hazard
         Insurance
         Policy............  A special hazard insurance policy or policies (the
                               "Special Hazard Insurance Policy") may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement.

     7. Bankruptcy Bond....  A bankruptcy bond or bonds (each, a "Bankruptcy
                               Bond") may be obtained to cover certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

     8. Cross Support......  If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.

     9. Other Forms of
         Credit Support....  Other forms of credit support to provide coverage for certain risks of default or various types of losses (such as a letter of credit, limited guaranty or insurance contract) may be applicable to a Series of Certificates, to the Mortgage Assets included in the related Trust Fund and/or to the mortgage loans underlying the Mortgage Certificates, as described in the related Prospectus Supplement.

  D. Advances..............  If so specified in the related Prospectus
                               Supplement, the Master Servicer, directly or through subservicers, will be obligated or have the right at its option to make certain advances (each, an "Advance") with respect to delinquent payments on the Mortgage Loans. Any such Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.

The Trust Funds............  Each Trust Fund will consist of Mortgage Loans and/or Mortgage Certificates (collectively, the "Mortgage Assets"), any real estate acquired through foreclosure or similar proceeding, any applicable credit support, the assets in the Certificate Account, any minimum prepayment, reinvestment or similar agreement and any other assets described in the related Prospectus Supplement, all as described herein and therein.

  A. Mortgage Loans........  The mortgage loans included in a Trust Fund (the
                               "Mortgage Loans") will be secured primarily by liens on one- to four-family residential properties or shares in cooperative corporations and the related proprietary leases. If so specified in the related Prospectus Supplement, the Mortgage Loans may include Land Sale Contracts. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates or other beneficial interests evidencing interests in mortgage loans. Such mortgage loans may be conventional loans (i.e., loans that are not insured by any governmental agency) or may be insured or guaranteed by the Federal Housing Authority ("FHA"), or the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.

                             The payment terms of the Mortgage Loans to be
                               included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                               (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. The loan agreement, promissory note or other evidence of indebtedness (the "Mortgage Note") in respect of a Mortgage Loan may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

                               (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("Balloon Payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                               (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                               (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related Prospectus Supplement, prepayments of principal may be prohibited for the life of any such Mortgage Loan or for certain periods ("Lockout Periods"), or may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time. Certain Mortgage Loans may permit prepayments after expiration of the applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

                               (e) The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans may be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by Primary Mortgage Insurance Policies to the extent provided in the related Prospectus Supplement.

  B. Mortgage
       Certificates........  The Trust Fund may include certain assets (the
                               "Mortgage Certificates") which may consist of GNMA Certificates, Fannie Mae Certificates, Freddie Mac Certificates, Private Certificates or a combination thereof. Any GNMA Certificates included in a Trust Fund will be guaranteed as to full and timely payment of principal and interest by GNMA, which guaranty is backed by the full faith and credit of the United States. Any Freddie Mac Certificates included in the Trust Fund will be guaranteed as to the timely payment of interest and ultimate collection (and, if so specified in the related Prospectus Supplement, timely payment) of principal by Freddie Mac. Any Fannie Mae Certificates included in a Trust Fund will be guaranteed as to timely payment of scheduled payments of principal and interest by Fannie Mae. No Fannie Mae or Freddie Mac Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. No Private Certificates will be backed, directly or indirectly, by any agency or instrumentality of the United States but may have other forms of credit support, as described in the related Prospectus Supplement.

                             Each Mortgage Certificate will evidence an interest
                               in a pool of mortgage loans and/or cooperative loans, and/or in principal distributions and interest distributions thereon. The Prospectus Supplement for each Series will specify the aggregate approximate principal balance of GNMA, Fannie Mae and Freddie Mac Certificates and of Private Certificates included in a Trust Fund and will describe the principal characteristics of the underlying mortgage loans or cooperative loans and any insurance, guaranty or other credit support applicable to such underlying loans, the Mortgage Certificates or both. In addition, the related Prospectus Supplement will describe the terms upon which distributions will be made to the Trustee as the holder of the Mortgage Certificates. The Mortgage Certificates included in any Trust Fund will be registered in the name of the Trustee or its nominee or in the case of book-entry Mortgage Certificates in the name of a financial intermediary with a Federal Reserve Bank or a clearing corporation and will be held by the Trustee only for the benefit of holders of the related Series of Certificates.

                             The GNMA, Fannie Mae and Freddie Mac Certificates
                               are collectively referred to herein as the "Agency Certificates."

  C. Certificate Account...  All distributions on any Mortgage Certificates and all payments (including prepayments, liquidation proceeds and insurance proceeds) received from the Master Servicer on any Mortgage Loans included in the Trust Fund for a Series will be remitted to an account (the "Certificate Account"), and, together with any amounts available pursuant to the terms of any applicable credit support and any other amounts described in the related Prospectus Supplement, will be available for distribution on the Certificates of such Series as described in the related Prospectus Supplement. Such Certificate Account shall be an Eligible Account or Accounts established and maintained by the Master Servicer for the benefit of holders of a Series of Certificates.

Optional Termination.......  The Master Servicer, such other entity specified in the related Prospectus Supplement, or, if specified in the related Prospectus Supplement for a Series of REMIC Certificates, holders of the Residual Certificates of such Series or the REMIC may have the option to repurchase the Mortgage Assets included in the related Trust Fund and thereby terminate the related Pooling Agreement. Any such option will be exercisable at the times and upon satisfaction of the conditions specified in the related Prospectus Supplement.

Tax Status of REMIC
  Certificates.............  Regular Certificates of a particular Series will be treated as "regular interests" in the REMIC and will be treated as debt instruments for federal income tax purposes, and the Residual Certificates of such Series will be treated as "residual interests" in the REMIC. Holders of Residual Certificates generally will include their pro rata shares of the net income or loss of the REMIC in determining their federal taxable income.

                             Holders of Accrual Certificates and any other
                               classes of Regular Certificates issued with original issue discount generally will be required to include the original issue discount (which for federal income tax purposes includes interest accrued on Accrual Certificates as well as current interest paid thereon) in gross income over the life of the Regular Certificates.

                             Distributions on Regular Certificates to foreign
                               investors generally will not be subject to U.S. withholding tax, provided applicable certification procedures are complied with.

                             Subject to certain limitations that may be
                               applicable to Buydown Loans, REMIC Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations and "real estate assets" for real estate investment trusts. See "Certain Federal Income Tax
                               Consequences -- Federal Income Tax Consequences for REMIC Certificates" herein.

Tax Status of Non-REMIC
  Certificates.............  For federal income tax purposes, the trust created to hold the Mortgage Assets for each Series of Non-REMIC Certificates will be classified as a grantor trust and not as an association taxable as a corporation. Holders of Non-REMIC Certificates of such Series which are not IO Certificates will be treated as owners of undivided interests in the trust and as equitable owners of undivided interests in each of the Mortgage Assets held by the trust, and such holders will be taxed on their pro rata shares of the income from the related Mortgage Assets and may be allowed to deduct their pro rata shares of reasonable servicing fees, consistent with their methods of accounting, subject to limitation in the case of Non-REMIC Certificates held by individuals, estates, or trusts (either directly or indirectly through certain pass-through entities). If a Series of Non-REMIC Certificates includes IO Certificates, holders of the Certificates of such Series will be subject to the "Stripped Bond Rules" of Section 1286 of the Code.

                             Subject to certain limitations that may be
                               applicable to Buydown Loans, to the extent the Mortgage Assets and the related interests qualify for such treatment, interests in the Mortgage Assets held by holders of applicable Non-REMIC Certificates which are not IO Certificates will be considered to represent "loans . . . secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts.

                             It is not clear whether IO Certificates will be
                               treated as representing an ownership interest in qualifying assets and income under Sections 7701(a)(19)(C)(v), 856(c)(5)(A) and 856(c)(3)(B)
                               of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. It is also not clear whether a reasonable prepayment assumption should be applied in accruing original issue discount on the IO Certificates.

                             See "Certain Federal Income Tax
                               Consequences -- Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made" herein.

Legal Investment...........  The Prospectus Supplement for each Series of
                               Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA. However, institutions whose investment activities are subject to other legal investment laws and regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Certificates. See "Legal Investment Considerations" herein.

Benefit Plan
  Considerations...........  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "Benefit Plan Considerations" herein. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. Additionally, unless otherwise specified in the related Prospectus Supplement, Certificates representing an interest in a Trust Fund consisting of Private Certificates may not be transferred to an employee benefit plan or other retirement plan or arrangement subject to ERISA. See "Benefit Plan Considerations" herein.

Rating.....................  The Certificates of each class offered hereby and by a Prospectus Supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, as specified in such Prospectus Supplement (with respect to each Series of Certificates, the "Rating Agency").

                                THE TRUST FUNDS*

GENERAL

     Each Trust Fund will consist of Mortgage Assets, any real estate acquired through foreclosure or similar proceeding, any applicable credit support, the assets in the Certificate Account, any minimum prepayment, reinvestment or similar agreement and any other assets described in the related Prospectus Supplement, all as described herein and therein.

THE MORTGAGE LOANS

     The Mortgage Loans may be fixed- or adjustable-rate mortgage loans, or participations or other beneficial interests in such mortgage loans, evidenced by loan agreements, promissory notes or other evidence of indebtedness (each, a "Mortgage Note") secured primarily by first liens on one- to four-family residential properties in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If so specified in the related Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such buildings. A "Mortgage" is a mortgage, deed of trust or similar instrument with respect to a Mortgaged Property. The "Mortgaged Properties" securing the Mortgage Notes will be comprised of one- to four-family dwelling units that are either detached or semi-detached townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The Mortgaged Properties may include vacation and second homes and investment properties. Each Mortgage Loan will be selected by the Depositor for inclusion in a Trust Fund from among those purchased by the Depositor, either directly or through affiliates. Originators, servicers or sellers may be affiliated with the Depositor. All transactions involving affiliates will be conducted in a commercially reasonable manner at arm's length.

     A Trust Fund may include one or more of the following types of Mortgage
Loans:

          (1) Fixed-rate, conventional Mortgage Loans providing for full amortization of principal in level monthly payments;

          (2) Conventional adjustable-rate mortgage loans ("ARMs"), as described under "-- ARMs" herein;

          (3) Fully amortizing graduated-payment Mortgage Loans ("GPMs"), which provide for lower periodic payments, or for payments of interest only, during the early years of the term, followed by periodic payments of principal and interest that increase periodically at a predetermined rate until the Mortgage Loan is repaid or for a specified number of years, after which level periodic payments begin; and

          (4) Any other type of Mortgage Loan, as described in the related Prospectus Supplement.

     A Trust Fund may contain certain Mortgage Loans ("Buydown Loans"), which include provisions whereby the Seller or a third party partially subsidizes the monthly payments of the Mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a "Buydown Fund") contributed by the Seller or third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to

---------------

* Whenever in this Prospectus the terms "Pool", "Certificates", "REMIC Certificates" and "Non-REMIC Certificates" are used, those terms apply, unless the context indicates otherwise, to one specific Pool, and the Certificates representing undivided interests therein. Similarly, the term "Certificate Rate" will refer to the Certificate Rate borne by a particular class of Certificates of a Series.

increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     A Trust Fund may contain certain Mortgage Loans evidenced by installment sale contract ("Land Sale Contracts") for the sale of Mortgaged Properties pursuant to which the Borrower promises to pay the amount due thereon to the Lender thereof with fee title to the related Mortgaged Property held by the Lender until the Borrower has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the Borrower.

     Mortgage Loans with certain LTVs and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. The existence, extent and duration of any such coverage will be described in the related Prospectus Supplement. The loan-to-value ratio ("LTV") of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the Appraised Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Appraised Value" is either (x) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or (y) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

     Each Prospectus Supplement for a Series representing interests in a Trust Fund that consists of Mortgage Loans will contain information, as of the Cut-off Date and to the extent known to the Depositor, with respect to the Mortgage Loans contained in such Trust Fund, including: (i) the number of Mortgage Loans;
(ii) the geographic distribution of the Mortgage Loans; (iii) the aggregate principal balance of the Mortgage Loans; (iv) the types of dwelling constituting the Mortgaged Properties; (v) the longest and shortest scheduled term to maturity; (vi) the maximum principal balance of the Mortgage Loans; (vii) the maximum LTV of the Mortgage Loans at origination or such other date specified in the related Prospectus Supplement; (viii) the maximum and minimum Mortgage Rates; and (ix) the aggregate principal balance of nonowner-occupied Mortgaged Properties.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Trust Fund become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. If losses on defaulted Mortgage Loans exceed the coverage of any Primary Mortgage Insurance Policy or the amount of any credit support arrangement described in the related Prospectus Supplement, such losses will be borne by holders of Certificates ("Certificateholders").

     ARMs. Each ARM included in a Trust Fund will be a conventional Mortgage Loan which will bear interest at a Mortgage Rate that is adjusted periodically to be equal (subject to rounding) to the index (the "Index") plus the specified percentage (the "Mortgage Margin") added to the applicable Index in order to compute the Mortgage Rate for such ARM, subject to certain limitations on the amount of any single increase or decrease in the Mortgage Rate or on the maximum Mortgage Rate for such ARM. If specified in the related Prospectus Supplement, ARMs included in a Trust Fund may permit the Mortgagor to convert the Mortgage Rate to a fixed rate, in the manner set forth in the related Prospectus Supplement. Certain ARMs may provide for periodic adjustments of scheduled payments in order to fully amortize the Mortgage Loan by its stated maturity, while other ARMs may permit the maturity to be extended or shortened in accordance with the portion of each payment that is applied to interest in accordance with the periodic interest rate adjustments.

     If an ARM provides for limitations on the amount by which monthly payments may be increased or changes to the Mortgage Rate of the ARM are made more frequently than payment changes, it is possible that an increase in the rate of interest would not be covered by the amount of the scheduled payment. In that case, the amount of the difference between the scheduled monthly payment and the monthly interest accrued at the Mortgage Rate is added to the unpaid principal balance of the Mortgage Loan and interest accrues on such added principal at the then-applicable Mortgage Rate from the date of such addition. Such an adjustment is referred to as "negative amortization." Negative amortization tends to lengthen the weighted average life of the Mortgage Loans and may cause payments near the maturity of the Mortgage Loan to be larger than the previously scheduled monthly payments unless the terms of the Mortgage Loan permit its maturity to be extended. If a Trust Fund includes Mortgage Loans that provide for negative amortization, the related Prospectus Supplement will describe certain of the effects on Certificateholders.

     At the Cut-off Date for a Trust Fund that includes ARMs, the Trust Fund may contain ARMs which are newly originated and ARMs as to which one or more adjustments have occurred. ARMs that have not had their first rate adjustment will generally bear interest at rates that are lower than the rate that would otherwise be produced by the sum of the applicable Index and the Mortgage Margin.

MORTGAGE CERTIFICATES

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, Freddie Mac, Fannie Mae or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Trust Fund (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Trust Fund.

     GNMA. GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured or guaranteed by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GNMA Certificates. All of the GNMA Certificates (the "GNMA Certificates") will be mortgage-backed certificates issued and serviced by GNMA- or Fannie Mae-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Unless otherwise specified in the related Prospectus Supplement, at least 90 percent by original principal amount of the mortgage loans underlying a GNMA Certificate will be mortgage loans having maturities of 20 years or more.

     Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     The GNMA Certificates included in a Trust Fund may be issued under either or both of the GNMA I program ("GNMA I Certificates") and the GNMA II program ("GNMA II Certificates"). All mortgages underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgages underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

     GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Trust Fund is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

     As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Freddie Mac. Freddie Mac is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Freddie Mac Certificates ("Freddie Mac Certificates") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac. Mortgage loans underlying the Freddie Mac Certificates included in a Trust Fund will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one- to four-family residential properties or properties containing five or more units and designed primarily for residential use.

     Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system such Certificate is held.

     Under its Cash and Guarantor programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by such Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the interest rate on the Freddie Mac Certificate. For Freddie Mac Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

     Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution for the related Freddie Mac Certificate.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Freddie Mac Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Fannie Mae. Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     Fannie Mae Certificates. Fannie Mae Certificates ("Fannie Mae Certificates") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If Fannie Mae were unable to perform such obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Fannie Mae Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Private Certificates. Private Certificates ("Private Certificates") may consist of (a) mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans (the "Underlying Loans") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions (but not all such distributions) or certain mortgage loans. The Private Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC Agreement") with the trustee under such PC Agreement (the "PC Trustee"). The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC Servicer").

     The sponsor of the Private Certificates (the "PC Sponsor") will be a financial institution or other entity which is or has affiliates which are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to such trusts and selling beneficial interests in such trusts. The PC Sponsor may be an affiliate of the Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PC Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the Private Certificates may be guaranteed by an agency or instrumentality of the United States, the Private Certificates themselves will not be so guaranteed.

     The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be through affiliates.

     The Prospectus Supplement for a Series for which the Trust Fund includes Private Certificates will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable (i) the aggregate approximate principal amount and type of the Private Certificates to be included in the Trust Fund; (ii) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including (A) the payment features of such underlying mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Certificates; (iv) the weighted average term-to-stated maturity of the Private Certificates; (v) the pass-through or certificate rate of the Private Certificates; (vi) the weighted average pass-through or certificate rate of the Private Certificates; (vii) the PC Sponsor, the PC Trustee and the PC Servicer; (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to such Private Certificates themselves; (ix) the terms on which the underlying mortgage loans for such Private Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Certificates; and (x) the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

CERTIFICATE ACCOUNT

     The Master Servicer or other entity identified in the related Prospectus Supplement will, as to each Series of Certificates, establish and maintain a Certificate Account for the benefit of the Trustee and holders of the Certificates of such Series for receipt of (i) each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets, (ii) the amount of cash, if any, specified in the related Pooling Agreement to be initially deposited therein, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund or other fund, and (iv) the reinvestment income thereon, if any. The Pooling Agreement for a Series may authorize the Trustee to invest the funds in the Certificate Account in certain investments ("Eligible Investments") that will qualify as "permitted investments" under
Section 860G(a)(5) of the Code in the case of REMIC Certificates. The Eligible Investments will generally mature not later than the business day immediately preceding the next Distribution Date for such Series (or, in certain cases, on such Distribution Date). Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related Pooling Agreement of each Rating Agency rating the Certificates of such Series that has rated such commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain Minimum Reinvestment Agreements. Reinvestment earnings, if any, on funds in the Certificate Account generally will belong to the Master Servicer.

MINIMUM PREPAYMENT AGREEMENT

     The Depositor may enter into an agreement (a "Minimum Prepayment Agreement") with an institution meeting the criteria of the Rating Agency rating the related Series to enable the Trustee to make distributions of principal on the Certificates of such Series in accordance with a schedule set forth in the related Prospectus Supplement. Funds will be provided under the Minimum Prepayment Agreement in the event that aggregate scheduled principal payments and prepayments on the Mortgage Assets included in the related Trust Fund were not sufficient to make distributions in reduction of the Certificate Balance of such Certificates in accordance with such Minimum Prepayment Schedule. Such Minimum Prepayment Agreement may obligate the institution to purchase, from time to time, Mortgage Assets included in the Trust Fund pursuant to a selection process set forth in such agreement for an amount specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe the terms and conditions of any Minimum Prepayment Agreement if a Minimum Prepayment Agreement is to be a part of the Trust Fund.

MINIMUM REINVESTMENT AGREEMENT

     The Depositor may enter into an agreement (a "Minimum Reinvestment Agreement") with an institution meeting the criteria of the Rating Agency rating the related Series. Amounts required to be deposited in any account or fund for a related Series will be invested pursuant to such agreement. If a Minimum Reinvestment Agreement is entered into with respect to a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Master Servicer as additional servicing compensation but will be available to make distributions on the Certificates in accordance with their terms. The applicable interest rates for funds invested under such agreement will be described in the related Prospectus Supplement if a Minimum Reinvestment Agreement is to be a part of the Trust Fund.

                          DESCRIPTION OF CERTIFICATES

GENERAL

     Each Series of Certificates will be issued pursuant to a separate Pooling Agreement among the Depositor, the Seller (if so provided in the related Prospectus Supplement), the Trustee and the Master Servicer, if such Series relates to Mortgage Loans. A form of Pooling Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Pooling Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement and the Prospectus Supplement related to a particular Series of Certificates. References herein to a Trustee or the Master Servicer include, unless otherwise specified, any agents acting on behalf of such Trustee or any subcontractor of the Master Servicer, any of which agents or subcontractors may be one of their affiliates.

     The Certificates are issuable in Series, each evidencing the entire ownership interest in a Trust Fund of assets consisting primarily of Mortgage Assets. The Certificates of each Series will be issued in fully registered form or book-entry form and will be issued in the authorized denominations for each class specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to the related Pooling Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The transfer of the Certificates may be registered, and the Certificates may be exchanged, at the office or agency of the Trustee specified in the related Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. The transfer of any class of a Series of Certificates may be subject to the satisfaction of certain conditions set forth in the related Prospectus Supplement. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Any qualifications on direct or indirect ownership of

Residual Certificates, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Prospectus Supplement.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit support, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

DISTRIBUTIONS

     Distributions of principal of and interest on the Certificates of a Series will be made (to the extent of funds available therefor) on the dates specified therefor in the related Prospectus Supplement (each, a "Distribution Date"), and allocated to the classes of such Series at the Certificate Rates, in the amounts and in the order specified in the related Prospectus Supplement. Distributions will be made by wire transfer (in the case of Certificates which are of a certain minimum denomination, as specified in the related Prospectus Supplement) or by check mailed to record holders of such Certificates as of the related Record Date (as specified in the related Prospectus Supplement) at their addresses appearing on the Certificate Register, except that the final distribution of principal will be made only upon presentation and surrender of such Certificate at the office or agency of the Paying Agent for such Certificate specified in the related Prospectus Supplement. With respect to any Distribution Date, the "Record Date" will be the close of business on (i) the last business day of the preceding month, (ii) with respect to the first Distribution Date for a Series, if the Closing Date of the Series occurs in the month following the Cut-off Date, such Closing Date or (iii) such other date as is specified in the related Prospectus Supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of such Certificate. In the event the Certificates of a Series are issued in book-entry form, distributions on such Certificates, including the final distribution in retirement of such Certificates, will be made through the facilities of a depository in accordance with its usual procedures in the manner described in the related Prospectus Supplement.

     Distributions of principal of and interest on the Certificates will be made by the Trustee out of the Certificate Account established under the Pooling Agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Fund for a Series, remittances on the Mortgage Loans by the Master Servicer pursuant to the Pooling Agreement, together with any reinvestment income (if so specified in the related Prospectus Supplement) thereon and amounts withdrawn from any Reserve Fund or other fund or payments in respect of other credit support and required to be so deposited, will be deposited directly into the Certificate Account and thereafter will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of such Series on the next succeeding Distribution Date. See "The Trust Funds -- Certificate Account" and "The Pooling and Servicing Agreement -- Payments on Mortgage Loans" herein.

     Interest. Interest will accrue on the aggregate Certificate Balance (or, in the case of IO Certificates, the aggregate notional amount) of each class of Certificates (the "Class Certificate Balance") entitled to interest at the Certificate Rate (which may be a fixed rate or a rate adjustable as specified in such Prospectus Supplement) during each Interest Accrual Period specified in such Prospectus Supplement. The "Interest Accrual Period" with respect to any Distribution Date shall be the period from (and including) the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the last day of such preceding month, or such other period as may be specified in the related Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the Class Certificate Balance of such class is reduced to zero or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Notional Amount Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Notional Amount Certificate. The notional amount of a Notional Amount Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the related Prospectus Supplement and, prior to such time, such interest will be added to the Class Certificate Balance of such class of Accrual Certificates. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Principal. Unless otherwise specified in the related Prospectus Supplement, the Class Certificate Balance of any class of Certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to holders of such Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a Series (except for IO Certificates) will (to the extent of funds available therefor) receive distributions of principal in the amounts, at the times and in the manner specified in the related Prospectus Supplement until its initial aggregate Certificate Balance has been fully amortized. Allocations of distributions of principal will be made to the Certificates of each class, during the periods and in the order specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

     The "Last Scheduled Distribution Date" for a class of Certificates is the latest date as of which the Class Certificate Balance of the Certificates of such class is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Assets in the related Trust Fund are timely received and, if applicable, that all such scheduled payments are reinvested on receipt at the rate or rates specified in the related Prospectus Supplement at which amounts in the Certificate Account are assumed to earn interest (the "Assumed Reinvestment Rate") or, if a Minimum Prepayment Agreement is entered into with respect to such Series that payments on the related Mortgage Assets are received, in accordance with a minimum prepayment rate or schedule as set forth in the related Prospectus Supplement. (If an Assumed Reinvestment Rate is specified for a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Master Servicer as additional servicing compensation. Such amounts will be part of the Trust Fund and will be available to make distributions on the related Certificates.)

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, the classes of certificates of each Series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the classes which comprise such Series by reference to the following categories.

                                PRINCIPAL TYPES

CATEGORIES OF CLASSES                                           DEFINITION
---------------------                                           ----------
Accretion Directed Class.............  A class that receives principal payments from amounts that would otherwise be distributed as interest on specified
                                       Accrual Classes. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Assets or other assets of the Trust Fund for the related Series.
Component Certificates...............  A class consisting of two or more specified components
                                       (each, a "Component"), as described in the applicable
                                       Prospectus Supplement. The Components of a class of
                                       Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent several interests. Each
                                       Component of a class of Component Certificates may be
                                       identified as falling into one or more of the categories in this chart.
Lockout Class........................  A senior class that is designed not to participate in (i.e., is to be "locked out" of), for a specified period, the
                                       receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the senior classes of such Series as a group pursuant to a "shifting interest"
                                       structure and/or (2) scheduled principal payments on the
                                       Mortgage Loans that are allocated to the senior classes of such Series as a group. A Lockout Class typically will not be entitled to receive distributions of principal
                                       prepayments and/or scheduled principal payments, as
                                       applicable, for a period of several years, during which time all or a portion of such principal payments that it would
                                       otherwise be entitled to receive in the absence of a
                                       "lockout" structure will be distributed in reduction of the
                                       Class Certificate Balances of other senior classes. Lockout
                                       Classes are designed to minimize their weighted average life volatility during the lockout period.
Notional Amount Certificates.........  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Amortization Class or PAC....  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                       assuming two constant prepayment rates for the underlying
                                       Mortgage Assets. These two rates are the endpoints for the
                                       "structuring range" for the Planned Amortization Class. The
                                       Planned Amortization Classes in any Series of Certificates
                                       may be subdivided into different categories (e.g., Planned
                                       Amortization Class I ("PAC I"), Planned Amortization Class
                                       II ("PAC II") and so forth) derived using different
                                       structuring ranges. A PAC is designed to provide protection against prepayments occurring at a constant rate within the structuring range.

CATEGORIES OF CLASSES                                           DEFINITION
---------------------                                           ----------
Ratio Strip Class....................  A class that receives a constant proportion, or "ratio strip," of the principal payments on the Mortgage Assets.
Scheduled Amortization Class.........  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                                       designated as a Planned Amortization Class or Targeted
                                       Amortization Class. The schedule is derived by assuming
                                       either two constant prepayment rates or a single constant
                                       prepayment rate for the Mortgage Assets. In the former case, these two rates are the endpoints for the "structuring
                                       range" for the Scheduled Amortization Class and such range is generally narrower than that for a Planned Amortization
                                       Class. Typically, the Support Class for the applicable
                                       Series of Certificates generally will represent a smaller
                                       percentage of the Scheduled Amortization Class than a
                                       Support Class generally would represent in relation to a
                                       Planned Amortization Class or a Targeted Amortization Class.
                                       A Scheduled Amortization Class is generally less sensitive to prepayments than a Support Class, but more sensitive than a Planned Amortization Class or a Targeted Amortization
                                       Class.
Senior Certificates..................  Classes that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinate Certificates.
Sequential Pay Class.................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first
                                       Distribution Date on which they receive principal until they are retired. Sequential Pay Classes may receive payments of principal concurrently with one or more other sequential Pay
                                       Classes. A single class that is entitled to receive
                                       principal payments before or after all other classes in the same Series of Certificates may be identified as a
                                       Sequential Pay Class.
Subordinate Certificates.............  Classes that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior
                                       Certificates and certain Classes of Subordinate Certificates with higher priority of distributions have received their
                                       full principal and interest entitlements.
Support Class........................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Classes, Targeted
                                       Amortization Classes and/or Scheduled Amortization Classes.
Targeted Amortization Class or TAC...  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                                       assuming a single constant prepayment rate for the Mortgage
                                       Assets. A TAC is designed to provide some protection against prepayments at a rate exceeding the assumed constant
                                       prepayment used to derive the principal balance schedule for such Class.

                                          INTEREST TYPES
Accrual Class........................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may
                                       continue until some specified event has occurred or until
                                       such class of Accrual Certificates is retired.

CATEGORIES OF CLASSES                                           DEFINITION
---------------------                                           ----------
Fixed Rate Class.....................  A class with a Certificate Rate that is fixed throughout the life of the class.
Floating Rate Class..................  A class with a Certificate Rate that resets periodically based upon a designated Index and that varies directly with changes in such Index.
Inverse Floating Rate Class..........  A class with a Certificate Rate that resets periodically based upon a designated Index and that varies inversely with changes in such Index. The Certificate Rate for an Inverse
                                       Floating Rate Class typically will vary inversely with
                                       changes in the Certificate Rate on a Floating Rate Class in the same Series.
IO or Interest-Only Class............  Certificates that receive some or all of the interest payments made on the Mortgage Assets and little or no
                                       principal. Interest-Only Classes have either a nominal
                                       principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on
                                       such Certificates. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest-Only Class that is not entitled to any distributions in respect of principal.
PO or Principal-Only Class...........  A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Step Coupon Class....................  A class with a fixed Certificate Rate that is reduced to a lower fixed rate after a specified period of time. The
                                       difference between the initial Certificate Rate and the
                                       lower Certificate Rate will be supported by a reserve fund established on the Closing Date.
Variable Rate Class..................  A class with a Certificate Rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the
                                       Mortgage Rates borne by the Mortgage Loans in the related
                                       Trust Fund).

RESIDUAL CERTIFICATES

     A Series of REMIC Certificates will include a class of Residual Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they are entitled in accordance with their terms and as described in the related Prospectus Supplement, the excess of the sum of distributions, payments and other amounts received over the sum of (i) the amount required to be distributed to Certificateholders on such Distribution Date and (ii) certain expenses, all as more specifically described in the related Prospectus Supplement. In addition, after the aggregate Class Certificate Balances of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Fund and will have sole rights with respect to the Mortgage Assets and other assets remaining in such Trust Fund. Some or all of the Residual Certificates of a Series may be offered by this Prospectus and the related Prospectus Supplement; if so, the terms of such Residual Certificates will be described in such Prospectus Supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered hereby and by the related Prospectus Supplement, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Prospectus Supplement. If such Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of such Residual Certificates on or after the date of original issuance of such Series in transactions exempt from registration under the Securities Act and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Fund.

ADVANCES

     The Master Servicer may be obligated or have the right at its option under the Pooling Agreement for a Series of Certificates backed in whole or in part by Mortgage Loans to advance, on or prior to any Distribution Date, its own funds and/or funds being held in the Certificate Account for future distribution to Certificateholders in an amount up to the aggregate of interest and principal installments on the Mortgage Loans becoming due and payable on the Due Date in any month and delinquent on the close of business on the following Determination Date. The Master Servicer may be obligated to make such Advances only to the extent any such Advance, in the judgment of the Master Servicer made on the Determination Date, will be reimbursable from late payments made by Mortgagors, payments under any Primary Mortgage Insurance Policy or other form of credit support or proceeds of liquidation. Any Master Servicer funds thus advanced are reimbursable to the Master Servicer from cash in the Certificate Account to the extent that the Master Servicer shall determine that any such Advances previously made are not ultimately recoverable from the sources described above.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of Certificates, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from funds being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date.

     The Master Servicer may also be obligated to make Advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Pooling Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, prepayment penalties included therein;

         (ii) the amount of such distribution allocable to interest;

         (iii) the amount of any Advance;

         (iv) the aggregate amount withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to Certificateholders;

          (v) the Class Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

         (vi) the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

         (vii) the percentage of Principal Prepayments with respect to the Mortgage Assets, if any, which each such class will be entitled to receive on the following Distribution Date;

        (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure ("REO Property");

         (xi) the Certificate Rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

         (xii) if applicable, the amount remaining in the Reserve Fund at the close of business on the Distribution Date;

        (xiii) the Certificate Rate as of the day prior to the immediately preceding Distribution Date; and

         (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit support.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

SPECIAL DISTRIBUTIONS

     REMIC Certificates of a Series with Distribution Dates that are not monthly may receive distributions ("Special Distributions") of principal on any date (a "Special Distribution Date") specified in the related Prospectus Supplement in any month in which a Distribution Date does not occur if it is determined, based on assumptions specified in the related Pooling Agreement, that the amount of cash estimated to be on deposit in the Certificate Account on the date specified in such Prospectus Supplement, together with any funds available for withdrawal from any related fund, is not sufficient to make the distributions of interest and principal scheduled to be made on such date. Special Distributions will be made in the same priority and manner as distributions are to be made on the next Distribution Date.

                                 CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit support may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, the use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit support described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, no credit support will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of any deficiencies.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

SUBORDINATION

     If so specified in the related Prospectus Supplement, the rights of holders of one or more classes of Subordinate Certificates will be subordinate to the rights of holders of one or more classes of Senior Certificates of such Series to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinate Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, certain classes of Subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade ("Mezzanine Certificates"). If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of Subordinate Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the Subordinate Certificates by virtue of subordination and the amount of distributions otherwise distributable to Subordinate Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related Prospectus Supplement, Senior Certificateholders would experience losses on their Certificates.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior Certificates and Subordinate Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinate Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement.

SURETY BONDS

     A surety bond or bonds may be obtained and maintained for a Series or certain classes thereof which will, subject to certain conditions and limitations, guaranty payments of all or limited amounts of principal and interest due on all or certain of the classes of such Series.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Trust Fund and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Trust Fund in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     No Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described herein and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by Certificateholders.

FRAUD WAIVER

     If so specified in the related Prospectus Supplement, a letter may be obtained from the issuer of a Mortgage Pool Insurance Policy (the "Waiver Letter") waiving its right to deny a claim or rescind coverage under the related Mortgage Pool Insurance Policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the issuer of the Mortgage Pool Insurance Policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the Mortgage Pool Insurance Policy (each such amount, a "Fraud Loss") under the terms of the Waiver Letter. The maximum aggregate amount of Fraud Losses covered under the Waiver Letter and the period of time during which such coverage will be provided will be specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage and such other hazards as are specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement--Hazard Insurance" herein. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will also reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond (the "Bankruptcy Bond") to cover losses resulting from proceedings under the Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Sellers" herein.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUND

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more reserve funds (the "Reserve Fund") for such Series. The related Prospectus Supplement will specify whether or not a Reserve Fund will be included in the Trust Fund for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement, to which Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in Eligible Investments. Any instrument deposited therein will name the Trustee, in its capacity as trustee for Certificateholders, or such other entity as is specified in the related Prospectus Supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to Certificateholders for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series that includes a cross support feature will describe the manner and conditions for applying such cross support feature.

OTHER INSURANCE, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                      MATURITY, PREPAYMENT CONSIDERATIONS
                   AND WEIGHTED AVERAGE LIFE OF CERTIFICATES

     The weighted average life of a Series of Certificates and the yield to investors depend in part on the rate at which the Mortgage Loans or mortgage loans underlying Mortgage Certificates are prepaid. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular Series will be identified and described in the related Prospectus Supplement.

     The Prospectus Supplement for a Series of Certificates may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment model specified in the related Prospectus Supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any Series will conform to any of the percentages of the prepayment model described in the table set forth in such Prospectus Supplement.

     The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on such mortgage loans or on the Mortgage Loans included in a Trust Fund, such mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on such mortgage loans or on the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, such mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by such mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors, housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions.

     Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a Mortgage Note permitting the holder of the Mortgage Note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

                                 THE DEPOSITOR

     NationsBanc Montgomery Funding Corp. (formerly known as Tryon Mortgage Funding, Inc.), a Delaware corporation (the "Depositor"), was organized on November 28, 1994 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is an indirect subsidiary of BankAmerica Corporation. The Depositor maintains its principal office at NationsBank Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Depositor to either purchase the Mortgage Assets related to that Series or to return to the Depositor the amounts previously used to effect such a purchase, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates. Any remaining proceeds will be used for the general corporate purposes of the Depositor.

                           MORTGAGE PURCHASE PROGRAM

     Set forth below is a description of aspects of the Depositor's purchase program for Mortgage Loans eligible for inclusion in a Trust Fund. The related Prospectus Supplement will contain information regarding the origination of the Mortgage Loans.

     The Depositor will purchase Mortgage Loans either directly or indirectly from the Master Servicer or from other approved Sellers, which may be affiliates of the Depositor or the Master Servicer. The Depositor has approved (or will approve) individual institutions as eligible Sellers by applying certain criteria, including the Seller's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase Mortgage Loans from Sellers which, while not meeting the generally applicable criteria, have been reviewed by the Depositor and found to be acceptable as Sellers of Mortgage Loans.

     Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related Prospectus Supplement.

     Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

     Certain states where the Mortgaged Properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. Underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     The related Prospectus Supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of the Pooling Agreement which are not described elsewhere in this Prospectus.

ASSIGNMENT OF MORTGAGE LOANS

     Assignment of Mortgage Loans. At the time of issuance of each Series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement. Such schedule will include information as to the principal balance of each Mortgage Loan, the address of the property, the Mortgage Rate and the maturity of each Mortgage Note.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, an assignment to the Trustee of the Mortgage in form for recording or filing as may be appropriate in the state of the Mortgaged Property, the original recorded Mortgage with evidence of recording or filing indicated thereon, or a copy of such Mortgage certified by the recording office in those jurisdictions where the original is retained by the recording office or certified by the related title insurance company, a copy of the title insurance policy or other evidence of title, and evidence of any Primary Mortgage Insurance Policy for such Mortgage Loan, if applicable. In certain instances where documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Depositor may deliver copies thereof and deliver such documents to the Trustee promptly upon receipt.

     With respect to any Mortgage Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or a custodian) will review the mortgage documents within a specified number of days of receipt thereof in original form to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of holders of the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the Pooling Agreement, and such defect cannot be cured within the permitted time period, the Seller will replace such Mortgage Loan with an Eligible Substitute Mortgage Loan (as described in the related Prospectus Supplement) or repurchase the related Mortgage Loan from the Trustee within a specified number of days of receipt of notice of the defect at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable servicing fee (the "Net Mortgage Rate") to the first day of the month following the month of repurchase. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master Servicer with respect to such Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of such repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates -- Distributions" herein. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a defect in a constituent document.

     Any restrictions on such substitution or repurchase with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, assignments of the Mortgage Loans to the Trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the Depositor, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Sellers, the Master Servicer, the subservicers or the Depositor.

     Assignment of Agency Certificates. The Depositor will cause the Agency Certificates to be registered in the name of the Trustee or its nominee. The Trustee (or the custodian) will hold the Agency Certificates in the manner described in the related Prospectus Supplement. Each Agency Certificate will be identified in a schedule appearing as an exhibit to the Pooling Agreement, which will specify as to each Agency Certificate the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Certificates. The Depositor will cause the Private Certificates to be registered in the name of the Trustee. The Trustee (or the custodian) will hold the Private Certificates in the manner described in the related Prospectus Supplement. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Certificate. Each Private Certificate will be identified in a schedule appearing as an exhibit to the related Pooling Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Certificate conveyed to the Trustee.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will not make any representations and warranties regarding the Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, the Seller will make certain representations and warranties concerning the Mortgage Loans in the related Pooling Agreement and under certain circumstances may be required to repurchase or substitute a Mortgage Loan as a result of a breach of any such representation or warranty. In addition, pursuant to the related Pooling Agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Seller in the agreement pursuant to which the Mortgage Loans are sold to the Depositor (each, a "Sale Agreement").

     In the Sale Agreement or, if a party thereto, the Pooling Agreement for each Series of Certificates backed in whole or in part by Mortgage Loans, the Seller will represent and warrant, unless otherwise specified in the related Prospectus Supplement, among other things, that: (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;
(ii) at the time of transfer the Seller had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (iii) as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent; (iv) a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (v) if a Primary Mortgage Insurance Policy is required with respect to such Mortgage Loan, such policy is valid and remains in full force and effect as of the Closing Date; (vi) as of the Closing Date, each Mortgage Loan is secured by a first lien Mortgage or by a Land Sale Contract on the related Mortgaged Property free and clear of all liens, claims and encumbrances, other than the Land Sale Contract, if applicable (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, and
(c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vii) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair; (viii) as of the time each Mortgage Loan was originated, the Mortgage Loan complied with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; and (ix) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property.

     In the event of the discovery by the Seller of a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or the receipt of notice thereof from the Trustee or the Master Servicer, the Seller will, with respect to a breach of its representations or warranties, cure the breach within the time permitted by the related Pooling Agreement or substitute a substantially similar substitute mortgage loan for such Mortgage Loan or repurchase the related Mortgage Loan, or any Mortgaged Property acquired in respect thereof, on the terms set forth above under "-- Assignment of Mortgage Loans" and in the related Prospectus Supplement. The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders and the Trustee for any such breach.

SERVICING

     The Master Servicer will be responsible for servicing and administering the Mortgage Loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgage Properties are located. The Master Servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the Master Servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the related Pooling Agreement. The subservicer will receive a fee for such services which will be paid by the Master Servicer out of the Servicing Fee. The Master Servicer will have the right to remove the subservicer of any Mortgage Loan at any time for cause and at any other time upon the giving of the required notice. In such event, the Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement subservicer (which may include an affiliate of the Depositor or the Master Servicer).

     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the Pooling Agreement.

PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a Certificate Account or accounts for the collection of payments on the related Mortgage Loans, which must be an Eligible Account. An "Eligible Account" is an account or accounts which is either (i) maintained with a depository institution the obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest short-term rating categories by the Rating Agency that rated one or more classes of the related Series of Certificates,
(ii) an account or accounts the deposits in which are fully insured by the FDIC,
(iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Certificateholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or (iv) an account or accounts otherwise acceptable to such Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to Eligible Investments consisting of United States government securities and other high-quality investments. A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or the Seller or with a depository institution that is an affiliate of the Master Servicer or the Depositor, provided it is an Eligible Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable, the following payments and collections received by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) All payments on account of principal and interest (which, at its option, may be net of the servicing fee), including principal prepayments (in whole or in part);

         (ii) All amounts received by foreclosure or otherwise in connection with the liquidation of defaulted Mortgage Loans, net of expenses incurred in connection with such liquidation;

         (iii) All proceeds received under any Primary Mortgage Insurance Policy or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property;

         (iv) All Advances as described herein under "Description of Certificates -- Advances";

          (v) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as described herein under "-- Assignment of Mortgage Loans" and "-- Representations and Warranties";

         (vi) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account as described below;

         (vii) All payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" herein;

        (viii) Any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account; and

         (ix) All other amounts required to be deposited in the Certificate Account.

     Under the Pooling Agreement for each Series, the Master Servicer will be authorized to make the following withdrawals from the Certificate Account:

          (i) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust Fund;

         (ii) To reimburse any provider of credit support for payments under such credit support from amounts received as late payments on related Mortgage Loans or from related insurance or liquidation proceeds;

         (iii) To reimburse the Master Servicer for Advances of principal and interest from amounts received as late payments on related Mortgage Loans, from related insurance or liquidation proceeds or from other amounts received with respect to such Mortgage Loans;

         (iv) To reimburse the Master Servicer from related insurance or liquidation proceeds for amounts expended by the Master Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Loan;

          (v) To pay to the Master Servicer its Servicing Fee and to the Trustee its fee;

         (vi) To reimburse the Master Servicer for Advances which the Master Servicer has determined to be otherwise nonrecoverable; and

         (vii) To pay any expenses which were incurred and are reimbursable pursuant to the Pooling Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer will agree to proceed diligently to collect all payments called for under the Mortgage Notes. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a Mortgagor a plan of relief, other than a modification or extension of the Mortgage, when appropriate rather than recommending liquidation. Such arrangement will be made only upon determining that the coverage of such Mortgage Loan by any Primary Mortgage Insurance Policy will not be affected. In the event of any such arrangement, but only to the extent of the amount of any credit support, the provider of such credit support will honor requests for payment or otherwise distribute funds with respect to such Mortgage Loan during the scheduled period in accordance with the amortization schedule thereof and without regard to the temporary modification thereof. In addition, in the event of any such arrangement, the Master Servicer's obligation to make Advances on the related Mortgage Loan shall continue during the scheduled period.

     Under the Pooling Agreement, the Master Servicer will be required to enforce "due-on-sale" clauses with respect to the Mortgage Loans to the extent contemplated by the terms of the Mortgage Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Mortgage Loan will not be affected, the Master Servicer may permit the assumption of a Mortgage Loan, pursuant to which the Mortgagor would remain liable on the Mortgage Note, or a substitution of liability with respect to such Mortgage Loan, pursuant to which the new Mortgagor would be substituted for the original Mortgagor as being liable on the Mortgage Note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the Mortgage Rate borne by the related Mortgage Note may not be changed.

     The Pooling Agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to remit to Mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

HAZARD INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, under the Pooling Agreement, the Master Servicer will be required to maintain for each Mortgage Loan a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located. Such coverage will be in an amount at least equal to the lesser of the original principal balance on such Mortgage Loan and the replacement cost of the Mortgaged Property. As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will deposit in the Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightening, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. If, however, any Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, if required by applicable law, the Master Servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration. Such flood insurance policy will provide coverage in an amount not less than the least of (i) the original principal balance of the Mortgage Loan, (ii) the insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under applicable law.

     The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since residential properties historically have appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     The Master Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required hazard insurance policies and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. The Master Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required hazard insurance policy or flood insurance, had it been maintained.

PRIMARY MORTGAGE INSURANCE

     If specified in the related Prospectus Supplement, a Mortgage Loan secured by a Mortgaged Property having an LTV in excess of 80% will have a policy (a "Primary Mortgage Insurance Policy") insuring against default all or a specified portion of the principal amount thereof in excess of such percentage of the value of the Mortgaged Property, as specified in the related Prospectus Supplement.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and Certificateholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of the Master Servicer, the Trustee and Certificateholders shall be deposited in the Certificate Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Pooling Agreement.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will exercise its best reasonable efforts to keep each Primary Mortgage Insurance Policy (if any) in full force and effect at least until the outstanding principal balance of the related Mortgage Note is equal to the percentage of the appraised value of the Mortgaged Property specified in the related Prospectus Supplement. The Master Servicer has agreed (or will agree) to pay the premium for each Primary Mortgage Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments.

     The Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to permit recovery under such insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Primary Mortgage Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless the Master Servicer determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any Primary Mortgage Insurance Policy is available or any further amount is payable under the credit support for a Series of Certificates, the Master Servicer is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a Series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus interest accrued thereon, Certificateholders will realize a loss in the amount of such difference plus the aggregate of unreimbursed advances of the Master Servicer with respect to such Mortgage Loan and expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's primary compensation for its activities as Master Servicer will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of the amount specified in the related Prospectus Supplement (the "Servicing Fee"). As principal payments are made on the Mortgage Loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the Master Servicer will decrease as the Mortgage Loans amortize. Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease.

     In addition, the Master Servicer will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors.

     The Master Servicer will pay all expenses incurred in connection with its activities as Master Servicer (subject to limited reimbursement), including payment of the fees and disbursements of the Trustee, payment of any fees for providing credit support and payment of expenses incurred in connection with distributions and reports to Certificateholders of each Series.

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement relating to a Series of Certificates backed in whole or in part by Mortgage Loans will provide that the Master Servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that such firm has verified the mathematical accuracy of certain reports furnished by the Master Servicer to the Trustee relating to the Mortgage Loans based on information obtained from subservicers and that such review has disclosed no items of noncompliance with the provisions of such Pooling Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Each Pooling Agreement will provide for delivery to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SELLER AND THE MASTER SERVICER

     The Pooling Agreement for each Series of Certificates backed in whole or in part by Mortgage Loans will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the Rating Agency that such resignation and appointment will not result in the downgrading of the Certificates or (b) determination that its duties thereunder are no longer permissible under applicable law. No such resignation under (b) above will become effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under such Pooling Agreement.

     The Pooling Agreement for each such Series will also provide that neither the Depositor, the Master Servicer nor the Seller, nor any directors, officers, employees or agents of any of them (collectively, the "Indemnified Parties") will be under any liability to the Trust Fund or Certificateholders or the Trustee, any subservicer or others for any action taken (or not taken) by any Indemnified Party, any subservicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Seller, the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement will further provide that each Indemnified Party is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates for such Series, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such Indemnified Party of its obligations and duties thereunder. In addition, the Pooling Agreement will provide that neither the Depositor, the Seller nor the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Seller or the Master Servicer, its duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Seller and the Master Servicer may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Depositor, the Seller and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

EVENTS OF DEFAULT

     Events of default by the Master Servicer under the Pooling Agreement for each Series of Certificates evidencing an interest in Mortgage Loans will consist of (i) any failure by the Master Servicer to distribute to the Trustee, on behalf of Certificateholders, any required payment which continues unremedied for five days; (ii) any failure by the Master Servicer duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default under the Pooling Agreement for any Series of Certificates evidencing an interest in Mortgage Loans remains unremedied, the Trustee or holders of Certificates evidencing not less than 50% of the aggregate voting rights of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer under such Pooling Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor Master Servicer under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Pooling Agreement.

ENFORCEMENT

     No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series have made written requests to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Certificateholders, unless such Certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling Agreement for each Series may be amended by the Depositor, the Seller (if a party thereto), the Master Servicer and the Trustee, without notice to or the consent of any Certificateholder, (i) to cure any ambiguity, (ii) to correct a defective provision or correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not inconsistent with the provisions of such Pooling Agreement, or (iv) to comply with any requirements imposed by the Code or any regulation thereunder; provided, however, that no such amendments (except those pursuant to clause (iv)) will adversely affect in any material respect the interests of any Certificateholder of that Series. Any such amendment except pursuant to clause (iv) of the preceding sentence should be deemed not to adversely affect in any material respect the interests of any Certificateholders if the Trustee receives written confirmation from the Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Pooling Agreement for each Series may also be amended by the Depositor, the Seller (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class of Certificates for such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect any such Certificate without the consent of the holder of such Certificate or (ii) with respect to any Series of Certificates, reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

LIST OF CERTIFICATEHOLDERS

     In the event the Trustee is not the certificate registrar for a Series of Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series as of the most recent Record Date for payment of distributions to Certificateholders of that Series. Upon written request of three or more Certificateholders of record of a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will

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

afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

     The obligations of the Depositor, the Seller (if a party thereto), the Master Servicer and the Trustee created by the Pooling Agreement will terminate upon the earlier of (i) the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. In no event, however, will the Trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in such Pooling Agreement.

     The Pooling Agreement for each Series may permit the Master Servicer or such other entity specified in the related Prospectus Supplement to repurchase all remaining Mortgage Loans and property acquired in respect thereof at a purchase price equal to no less than the Certificate Balance of the Certificates, together with accrued and unpaid interest at the applicable Certificate Rate from the last date to which interest has been paid to the first day of the month in which such repurchase occurs (subject to reduction as provided in the Pooling Agreement, if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the principal balance of the related Mortgage Loan at the time of foreclosure). The exercise of such right will effect early retirement of the Certificates of such Series, but the Master Servicer's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all Certificates of such Series at the Cut-off Date specified in the related Prospectus Supplement.

     The holder or holders of the Residual Certificates of a REMIC Series may have the option to repurchase the remaining Mortgage Assets included in the Trust Fund relating to such Series. Any such option will be exercisable, in the case of holders of Residual Certificates, at such time and under the circumstances specified in the related Prospectus Supplement provided that the Trustee has received an opinion of counsel that the repurchase and related distributions to Certificateholders will be part of a "qualified liquidation" as defined in Code Section 860F(a)(4)(A), will not cause the Trust Fund to be treated as an association taxable as a corporation and will not otherwise subject the REMIC Trust Fund to tax.

     For each Series, the holder or holders of the Residual Certificates or the Trustee, as the case may be, will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The Trustee may have normal banking relationships with the Depositor, the Seller, the Master Servicer and/or the subservicers.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

MORTGAGES

     The Mortgages will be either deeds of trust, security deeds or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three

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

parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender (similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary.

COOPERATIVES

     "Cooperative Loans" are loans with respect to a residential property evidenced by a promissory note secured by a security interest in shares issued by a cooperative corporation. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of corporate shares. See "-- Foreclosure -- Shares of Cooperatives" below.

     The private, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily entered into by the cooperative in connection with the construction, rehabilitation or purchase of the cooperative's apartment building. The interests of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interests of the holder of the blanket mortgage on that building and/or underlying land. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage note, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage note given by the cooperative may not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Trust Fund, the collateral securing the Cooperative Loans.

LAND SALE CONTRACTS

     Under a Land Sale Contract the contract seller (the "Lender") retains legal title to the property and enters into an agreement with the contract purchaser (the "Borrower") for the payment of the purchase price, plus interest, over the term of the Land Sale Contract. Only after full performance by the Borrower of the contract is the Lender obligated to convey title to the real estate to the Borrower. As with mortgage or deed of trust financing, during the effective period of the Land Sale Contract, the Borrower is responsible for

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

maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the Lender under a Land Sale Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Land Sale Contracts generally provide that upon default by the Borrower, the Borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the Borrower's equitable interest in the property is forfeited. The Lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the Borrower has filed the Land Sale Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of Borrower default during the early years of a Land Sale Contract, the courts will permit ejectment of the Borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting Borrowers under Land Sale Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the Borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the Borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a Borrower with significant investment in the property under a Land Sale Contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally, the Lender's procedures for obtaining possession and clear title under a Land Sale Contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.

     Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the trustor under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The Mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable
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

for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

     Courts have usually imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the trustor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the Mortgagors' default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the Mortgagor failing to adequately maintain the property or the Mortgagor executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that trustors under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protections to the trustor.

     Shares of Cooperatives. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

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

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"-- Anti-Deficiency Legislation and Other Limitations on Sellers" below.

     Leasehold Risks. Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON SELLERS

     Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor
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

equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. Finally, other statutory provisions may limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the
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

origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion. As used herein, a "Relief Act Mortgage Loan" refers to any Mortgage Loan as to which the Relief Act has limited the amount of interest the related Mortgagor is required to pay each month.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.

                          BENEFIT PLAN CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to such employee benefit plans and arrangements. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

     For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is regarded as an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA Plans"), are not considered ERISA Plans, but such Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but such Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

CERTAIN ERISA AND CODE REQUIREMENTS

  General

     Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to such purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as PTCE 83-1 or any individual administrative exemption (as described below) applies to such purchase, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable to such purchase.

Furthermore, an ERISA Plan fiduciary should consult the discussion under "Benefit Plan Considerations" in the applicable Prospectus Supplement relating to such Series of Certificates.

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" herein and "Prepayment and Yield Considerations" in the applicable Prospectus Supplement.

  Parties in Interest/Disqualified Persons

     Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, a Seller, a Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. Thus, the acquisition or holding of Certificates by or on behalf of such ERISA Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Depositor, a Seller, a Master Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets of such ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the ERISA Plan.

  Delegation of Fiduciary Duty -- Plan Assets

     If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Fund, an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

     The U.S. Department of Labor (the "Department") has published regulations (the "Regulations") concerning whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Fund. However, it cannot be predicted in advance, nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than twenty-five percent (25%) of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     The Regulations provide that where an ERISA Plan acquires a "guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include such certificate, but do not, solely by reason of the ERISA Plan's holdings of such certificate, include any of the mortgage loans underlying such certificate. The Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac Certificates, GNMA Certificates and Fannie Mae Certificates that may be included in a Trust Fund underlying a Series of Certificates. Accordingly, even if such "guaranteed governmental mortgage pool certificates" included in a Trust Fund were deemed to be assets of Plan investors the mortgage loans underlying such "guaranteed governmental mortgage pool certificates" would not be treated as plan assets of such ERISA Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion under "Benefit Plan Considerations" in the related Prospectus Supplement before purchasing any such Certificates.

  Applicability to Non-ERISA Plans

     Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

ERISA ADMINISTRATIVE EXEMPTIONS

  Individual Administrative Exemptions

     The Department has granted to certain underwriters individual administrative exemptions (the "Underwriter's Exemptions") from certain of the prohibited transaction provisions of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by ERISA Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter's Exemptions.

     While each Underwriter's Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter's Exemptions are substantially identical, and include the following:

          (1) the acquisition of the certificates by an ERISA Plan is on terms (including the price for the certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group (as described below);

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such persons' services under the agreement pursuant to which the loans are pooled and reimbursements of such persons' reasonable expenses in connection therewith; and

          (6) the ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools in the marketplace;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the ERISA Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of certificates.

     Moreover, the Underwriter's Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the ERISA Plan fiduciary causes an ERISA Plan to acquire and hold certificates in a trust fund as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust fund; provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which ERISA Plans have invested is acquired by persons independent of members of the Restricted Group (as described below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust fund;
(iii) the ERISA Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the ERISA Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Underwriter's Exemptions do not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to Mortgage Assets included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (collectively, the "Restricted Group").

     The Prospectus Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected that an Underwriter's Exemption will apply.

  Other Exemptions

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTCE 83-1"). PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA or the Code. The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Fund.

     However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Fund or only a specified percentage of future principal payments from a Trust Fund, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, (d) Subordinate Certificates, (e) Certificates evidencing ownership interests in a Trust Fund containing Mortgage Certificates or (f) Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Certificate Account.

     PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance and other protection for the pooled mortgage loans and the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

NON-ERISA PLANS AND EXEMPT PLANS

     Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and Code Section 860E. Further, prior to the purchase of Residual Certificates, a prospective purchaser may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transactions provisions of ERISA or the Code and will not subject the Trustee, the Depositor or any Master Servicer to additional obligations.

INVESTMENT DECISION

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE ACTING ON BEHALF OF A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT CONSULT WITH THEIR LEGAL COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA, THE CODE AND OTHER APPLICABLE LAW OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A BENEFIT PLAN OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR EMPLOYEE BENEFIT PLANS GENERALLY OR ANY PARTICULAR PLAN OR ARRANGEMENT.

                        LEGAL INVESTMENT CONSIDERATIONS

     As will be specified in the applicable Prospectus Supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. sec. 1.5), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "residential mortgage-related securities." As so defined "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," exempt under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                 LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Depositor by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina, or Cadwalader, Wickersham & Taft, New York, New York, as provided in the related Prospectus Supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion represents the opinion of Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P. as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund that does not include the Fixed Retained Yield. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Depositor, has advised the Depositor that in each firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "-- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC and regular interests in a Financial Asset Securitization Investment Trust (a "FASIT") within the meaning of Code Section 860L if 95% or more of the value of the assets of the FASIT is at all times attributable to whole mortgage loans such as the Mortgage Loans. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of
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

regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

  General

     In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

  Original Issue Discount

     Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the

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

extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans
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

(the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-- Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

     In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by

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

reducing the present value of the remaining payments on such class and the adjusted issue price of such class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "-- Election to Treat All Interest Under the Constant Yield Method" below.

  Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for

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

other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

  Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "-- Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "-- Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "-- Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

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

  Treatment of Losses

     Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

  Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular

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

Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that

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

such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "-- Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "-- Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "-- Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.
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

  Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "-- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "-- Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "-- Taxation of Regular Certificates -- Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "-- Taxation of Regular Certificates -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "-- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "-- Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting
Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess

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

inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "-- Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "-- Disqualified Organizations."

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "-- Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Mark to Market Regulations

     The Internal Revenue Service has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a Class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

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

  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

  Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related Pooling Agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustment for inflation in subsequent years), or

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(ii) 80% of the amount of itemized deductions otherwise allowable for such year.
In the case of a REMIC Pool, such deductions may include deductions under Code
Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, and the Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code
Section 1441 or 1442, with the appropriate Internal Revenue Service form establishing the applicability of either of these two exemptions. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The Internal Revenue Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including

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

a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Taxation of Residual
Certificates -- Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"-- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service

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

Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "-- Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "-- Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

GENERAL

     In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "-- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $124,500 for 1998 ($62,250 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation in subsequent years), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to
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

the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "-- Stripped Certificates" and "-- Recharacterization of Servicing Fees," respectively.

TAX STATUS

     Cadwalader, Wickersham & Taft or Kennedy Covington Lobdell & Hickman, L.L.P. has advised the Depositor that, except as described below with respect to Stripped Certificates:

          (i) A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

          (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

          (iv) a Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meanings of Section 860L(c) to the extent that the assets of the related Trust Fund consist of "debt instruments" within the meaning of Code
     Section 860L(c)(1)(B).

     An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

PREMIUM AND DISCOUNT

     Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

  Premium

     The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual
Certificates -- Premium."

  Original Issue Discount

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is

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

currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "-- Stripped Certificates" below regarding original issue discount on Stripped Certificates.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

  Market Discount

     Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

RECHARACTERIZATION OF SERVICING FEES

     If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Master Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership
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

interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "-- Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

SALE OR EXCHANGE OF CERTIFICATES

     Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

  General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "-- Recharacterization of Servicing Fees" above), and (iii) a class of Certificates issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "-- Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made -- General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "-- Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

  Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "-- Tax Status" above.

  Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "-- General," each Stripped Certificate will be considered to have been issued at an original issue discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "-- Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped

Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "-- Federal Income Tax Consequences for REMIC
Certificates -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("foreign persons") generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "-- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                             PLANS OF DISTRIBUTION

     Certificates are being offered hereby in Series through one or more of the various methods described below.

     The Depositor intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment underwriting and public offering by an underwriter specified in the related Prospectus Supplement;

          2. By agency placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

          3. Through offerings by the Depositor.

     A Prospectus Supplement for each Series will describe the method of offering being used for that Series and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Certificates will be determined. A firm commitment underwriting and public offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The firms acting as underwriters with respect to the Certificates may include NationsBanc Montgomery Securities LLC, an affiliate of the Depositor. If such firm is not named in the Prospectus Supplement, such firm will not be a party to the Underwriting Agreement in respect of such Certificates, will not be purchasing any such Certificates from the Depositor and will have no direct or indirect participation in the underwriting of such Certificates, although such firm may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationships between the Depositor and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In a firm commitment underwritten offering, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

     In underwritten offerings, the underwriters and agents may be entitled, under agreements entered into with the Depositor, to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered otherwise than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series. It is contemplated that NationsBanc Montgomery Securities LLC will act as a placement agent on behalf of the Depositor in such offerings of a Series of Certificates. If NationsBanc Montgomery Securities LLC does act as placement agent in the sale of Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. NationsBanc Montgomery Securities LLC may also purchase Certificates acting as principal.

                             INDEX TO DEFINED TERMS

                                                               PAGE
                                                              ------
1986 Act....................................................      59
1998 Policy Statement.......................................      55
Accretion Directed Class....................................      24
Accrual Certificates........................................      23
Accrual Class...............................................      25
Advance.....................................................       9
Agency Certificates.........................................      11
Appraised Value.............................................      15
ARMs........................................................      14
Assumed Reinvestment Rate...................................      23
Balloon Payments............................................      10
Bankruptcy Bond.............................................   9, 32
Bankruptcy Code.............................................      48
Benefit Plan................................................      50
Borrower....................................................      45
Buydown Fund................................................      14
Buydown Loans...............................................      14
Certificate Account.........................................      11
Certificate Rate............................................       6
Certificateholders..........................................      15
Certificates................................................       6
Class Certificate Balance...................................      22
Closing Date................................................       6
Code........................................................      56
Component Certificates......................................      24
Components..................................................      24
Cooperative Loans...........................................  14, 45
Cut-off Date................................................       8
DCR.........................................................      52
Department..................................................      51
Depositor...................................................   6, 34
Disqualified Organization...................................      70
Distribution Date...........................................      22
Eligible Account............................................      37
Eligible Investments........................................      20
ERISA.......................................................  13, 50
ERISA Plan..................................................      50
Exchange Act................................................       3
Exempt Plan.................................................      50
Fannie Mae..................................................       1
Fannie Mae Certificates.....................................      19
FASIT.......................................................      58
FFIEC.......................................................      55
FHA.........................................................   9, 16
FHA Loans...................................................      16
Fitch.......................................................      52

                                                               PAGE
                                                              ------
Fixed Rate Class............................................      26
Floating Rate Class.........................................      26
Fraud Loss..................................................   8, 31
Freddie Mac.................................................       1
Freddie Mac Act.............................................      17
Freddie Mac Certificates....................................      18
Garn-St Germain Act.........................................      49
GNMA........................................................       1
GNMA Certificates...........................................      17
GNMA I Certificates.........................................      17
GNMA II Certificates........................................      17
GPMs........................................................      14
Housing Act.................................................      16
HUD.........................................................      16
Indemnified Parties.........................................      42
Index.......................................................      15
Interest Accrual Period.....................................      22
Interest-Only Class.........................................      26
Inverse Floating Rate Class.................................      26
IO..........................................................      26
IO Certificates.............................................       7
IRA.........................................................      50
Land Sale Contracts.........................................      15
Last Scheduled Distribution Date............................      23
Lender......................................................      45
Lockout Class...............................................      24
Lockout Periods.............................................      10
LTV.........................................................      15
Mark to Market Regulations..................................      72
Master Servicer.............................................       6
Mezzanine Certificates......................................   7, 29
Minimum Prepayment Agreement................................      21
Minimum Reinvestment Agreement..............................      21
Moody's.....................................................      52
Mortgage....................................................      14
Mortgage Assets.............................................    1, 9
Mortgage Certificates.......................................      11
Mortgage Loans..............................................       9
Mortgage Margin.............................................      15
Mortgage Note...............................................  10, 14
Mortgage Pool Insurance Policy..............................   8, 29
Mortgage Rate...............................................      10
Mortgaged Properties........................................      14
NCUA........................................................      55
Net Mortgage Rate...........................................      35
New Regulations.............................................      74
Non-ERISA Plan..............................................      50

                                                               PAGE
                                                              ------
Non-Pro Rata Certificate....................................      60
Non-U.S. Person.............................................      74
Notional Amount Certificates................................      24
OCC.........................................................      55
OID Regulations.............................................      59
PAC.........................................................      24
Pass-Through Entity.........................................      70
PC Agreement................................................      19
PC Servicer.................................................      19
PC Sponsor..................................................      20
PC Trustee..................................................      19
Planned Amortization Class..................................      24
PO..........................................................      26
PO Certificates.............................................       6
Pool Insurer................................................      29
Pooling Agreement...........................................       6
Primary Mortgage Insurance Policy...........................      40
Prepayment Assumption.......................................      61
Principal-Only Class........................................      26
Private Certificates........................................      19
Prospectus Supplement.......................................    1, 6
PTCE 83-1...................................................      53
Rating Agency...............................................      13
Ratio Strip Class...........................................      25
Record Date.................................................      22
Regular Certificateholder...................................      59
Regular Certificates........................................      57
Regulations.................................................      51
Relief Act..................................................      49
Relief Act Mortgage Loan....................................      50
REMIC.......................................................       1
REMIC Certificates..........................................      57
REMIC Pool..................................................      57
REMIC Regulations...........................................      56
REMIC Servicer..............................................       6
REO Property................................................      28
Reserve Fund................................................   8, 32
Residual Certificates.......................................      57
Residual Holders............................................      66
Restricted Group............................................      53
S&P.........................................................      52
Sale Agreement..............................................      36
SBJPA of 1996...............................................      57
Scheduled Amortization Class................................      25
SEC.........................................................       2
Securities Act..............................................       2
Seller......................................................    1, 6

                                                               PAGE
                                                              ------
Senior Certificateholders...................................       7
Senior Certificates.........................................   6, 25
Sequential Pay Class........................................      25
Series......................................................       6
Servicing Fee...............................................      41
SMMEA.......................................................  13, 55
Special Distribution Date...................................      28
Special Distributions.......................................      28
Special Hazard Insurance Policy.............................       8
Special Hazard Insurer......................................      31
Startup Day.................................................      58
Step Coupon Class...........................................      26
Stripped Certificateholder..................................      81
Stripped Certificates.......................................      79
Subordinate Certificateholders..............................       7
Subordinate Certificates....................................   6, 25
Support Class...............................................      25
TAC.........................................................      25
Targeted Amortization Class.................................      25
Title V.....................................................      49
Trust Fund..................................................       1
Trustee.....................................................       6
U.S. Person.................................................      71
UCC.........................................................      47
Underlying Loans............................................      19
Underwriter's Exemptions....................................      52
VA..........................................................   9, 16
Variable Rate Class.........................................      26
Waiver Letter...............................................   8, 30

------------------------------------------------------
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    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE DIFFERENT INFORMATION TO YOU.

    THE OFFERED CERTIFICATES ARE NOT OFFERED IN ANY STATE WHERE THEIR OFFER IS IMPERMISSIBLE.

    DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL FEBRUARY 17, 1999.
                     -------------------------------------
                               TABLE OF CONTENTS
                     -------------------------------------

                                            PAGE
                                            -----
              PROSPECTUS SUPPLEMENT
Summary of Terms..........................    S-4
Risk Factors..............................   S-11
The Mortgage Pool.........................   S-14
NationsBanc Mortgage Corporation..........   S-21
Servicing of Mortgage Loans...............   S-21
The Pooling and Servicing Agreement.......   S-23
Description of Certificates...............   S-27
Prepayment and Yield Considerations.......   S-41
Credit Support............................   S-54
Use of Proceeds...........................   S-55
Certain Federal Income Tax Consequences...   S-55
State Taxes...............................   S-57
Benefit Plan Considerations...............   S-57
Method of Distribution....................   S-58
Legal Matters.............................   S-59
Certificate Ratings.......................   S-59
Index to Defined Terms....................   S-61

                   PROSPECTUS
Prospectus Supplement.....................      2
Additional Information....................      2
Incorporation of Certain Documents by
  Reference...............................      3
Summary of the Prospectus.................      6
The Trust Funds...........................     14
Description of Certificates...............     21
Credit Support............................     28
Maturity, Prepayment Considerations and
  Weighted Average Life of Certificates...     33
The Depositor.............................     34
Use of Proceeds...........................     34
Mortgage Purchase Program.................     34
The Pooling and Servicing Agreement.......     35
Certain Legal Aspects of the Mortgage
  Loans...................................     44
Benefit Plan Considerations...............     50
Legal Investment Considerations...........     55
Legal Matters.............................     56
Certain Federal Income Tax Consequences...     56
State Tax Considerations..................     82
Plans of Distribution.....................     83
Index to Defined Terms....................     84

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                                  $302,476,007
                                 (APPROXIMATE)

                             NATIONSBANC MONTGOMERY
                                 FUNDING CORP.
                                   DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-4
                        NATIONSBANC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER
                     --------------------------------------
                             PROSPECTUS SUPPLEMENT
                     --------------------------------------
                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC
                               November 19, 1998

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